EXHIBIT 2.1

                                               ESOTERIX, INC.

                                         AGREEMENT AND PLAN OF MERGER

                                                March 30, 2005

                                                      18
LIBNY/4390353.4

                                               TABLE OF CONTENTS

ANNEXES

Annex A                    List of Defined Terms

EXHIBITS

Exhibit A         .........Form of Escrow Agreement
Exhibit B         .........Form of Opinion of Goodwin Procter LLP
Exhibit C         .........Form of Opinion of  Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

SCHEDULES

Schedule 2.1(f)   Stockholder Notes
Schedule 2.3      .........Warrants
Schedule 2.6(a)   Initial Net Working Capital
Schedule 4.1(a)   Existence; Good Standing; Authority
Schedule 4.2      .........Capitalization
Schedule 4.3(a)   Subsidiaries
Schedule 4.3(b)   Foreign Qualification
Schedule 4.4      .........No Conflicts; Consents
Schedule 4.5(a)   Financial Statements
Schedule 4.5(b)   Other Indebtedness; Liabilities
Schedule 4.6      .........Absence of Certain Changes
Schedule 4.7      .........Litigation
Schedule 4.8      .........Taxes
Schedule 4.9(a)   Employee Benefit Plans
Schedule 4.9(e)   Effect of Transaction on Benefits
Schedule 4.9(g)   Compensation
Schedule 4.10(a)  Real Property
Schedule 4.10(b)  Encumbrances
Schedule 4.11(a)  Labor and Employment Matters
Schedule 4.12     .........Contracts and Commitments
Schedule 4.13(a)  Patents, Marks and Copyrights
Schedule 4.13(b)  Intellectual Property Encumbrances
Schedule 4.13(e)  Intellectual Property Licenses
Schedule 4.14     .........Environmental Matters
Schedule 4.15     .........Insurance
Schedule 4.18     .........Customers and Suppliers
Schedule 4.19     .........Compliance with Laws
Schedule 4.20     .........Licenses and Permits
Schedule 4.21     .........Payment Programs
Schedule 4.24     .........Officers
Schedule 6.1      .........Conduct of Business
Schedule 7.7(a)   Indemnified Officers and Directors
Schedule 7.8(b)   Severance
Schedule 8.2(d)   Required Consents
Schedule 8.2(e)   Affiliate Contracts

                                         AGREEMENT AND PLAN OF MERGER

         This AGREEMENT AND PLAN OF MERGER (this "Agreement") is dated as of March 30, 2005, by and among
Laboratory Corporation of America Holdings, a Delaware corporation ("Parent"), Eskimo Development, Inc., a
Delaware corporation ("MergerCo"), and Esoterix, Inc., a Delaware corporation (the "Company").  Certain terms used in this Agreement are defined in Section 11.7 hereof.  An index of defined terms used in this Agreement is attached as Annex A hereto.

         WHEREAS, the Parent, MergerCo and the Company wish to effect a business combination through a merger
(the "Merger") of MergerCo with and into the Company on the terms and conditions set forth in this Agreement and in accordance with the Delaware General Corporation Law, as amended (the "DGCL");

         WHEREAS, the Board of Directors of the Company (the "Company Board") has approved this Agreement, the Merger and the other transactions contemplated by this Agreement and determined that this Agreement, the
Merger and the other transactions contemplated by this Agreement are advisable and in the best interest of its stockholders;

         WHEREAS, the Boards of Directors of Parent and MergerCo have determined that this Agreement, the
Merger and the other transactions contemplated by this Agreement are in the best interest of their respective stockholders, and Parent has approved this Agreement as the sole stockholder of MergerCo; and

         WHEREAS, Parent, MergerCo and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger, and also to prescribe various conditions to the
Merger;

         NOW THEREFORE, in consideration of the mutual agreements and covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I -                                                THE MERGER

Section 1.1.      The Merger.  Subject to the terms and conditions of this Agreement, at the Effective Time
(as defined in Section 1.2), the Company and MergerCo shall consummate the Merger pursuant to which
(a) MergerCo shall be merged with and into the Company and the separate corporate existence of MergerCo shall thereupon cease, (b) the Company shall be the surviving corporation in the Merger (the "Surviving
Corporation") and shall continue to be governed by the laws of the State of Delaware, and (c) the separate corporate existence of the Company with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger.  The Merger shall have the effects specified in the DGCL.

Section 1.2.      Effective Time.  On the Closing Date (as defined in Section 1.4), MergerCo and the Company shall duly execute a certificate of merger (the "Certificate of Merger") and file such Certificate of Merger with the Secretary of State of the State of Delaware in accordance with the DGCL.  The Merger shall become effective at such time as the Certificate of Merger, accompanied by payment of the filing fee (as provided in the DGCL), has been examined by and received the endorsed approval of the Secretary of State of the State of
Delaware (the "Effective Time").

Section 1.3.      Certificate of Incorporation and By-Laws.  The certificate of incorporation of MergerCo, as in effect immediately prior to the Effective Time, shall be the certificate of incorporation of the Surviving
Corporation until thereafter amended as provided by law and the terms of such certificate of incorporation.
The by-laws of MergerCo, as in effect immediately prior to the Effective Time, shall be the by-laws of the
Surviving Corporation until thereafter amended as provided by law, by the terms of the certificate of incorporation of the Surviving Corporation and by the terms of such by-laws.  Notwithstanding the foregoing, the name of the Surviving Corporation shall be "Esoterix, Inc." and the certificate of incorporation and by-laws of the Surviving Corporation shall so provide.

Section 1.4.      Closing.  The closing of the Merger (the "Closing") shall occur on the third Business Day
(as defined below)) after the conditions set forth in Sections 8.1, 8.2 and 8.3 have been satisfied or waived; and provided further, that notwithstanding the foregoing, the Closing may occur on any other date agreed upon by the parties.  The date that the Closing occurs pursuant to the foregoing sentence is referred to in this Agreement as the "Closing Date."  The Closing shall take place at the offices of Goodwin Procter
LLP, 599 Lexington Avenue, New York, NY 10022, or at such other place as agreed to by the parties hereto.
"Business Day" means any day other than a day on which the Securities and Exchange Commission or the office of the Delaware Secretary of State is closed.

Section 1.5.      Directors and Officers.  The directors of MergerCo immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation and the officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, each to hold office in accordance with the certificate of incorporation and by-laws of the Surviving Corporation.

ARTICLE II -                                EFFECT OF THE MERGER ON THE CAPITAL STOCK
                                        OF THE CONSTITUENT CORPORATIONS

Section 2.1.      Effect on Capital Stock.  As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of the Company's common stock, par value $.01 per share
("Common Stock"), any shares of the Company's redeemable preferred stock, par value $.01 per share ("Preferred
Stock" and together with the Common Stock, the "Company Stock"), any Options (as defined in Section 2.2) or the Warrants (as defined in Section 2.3), or any shares of the capital stock of MergerCo:

(a)      Each share of common stock, par value $.001 per share, of MergerCo issued and outstanding immediately prior to the Effective Time shall be converted into one fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation following the Merger.

(b)      Each share of Company Stock that is owned by the Company, by any wholly owned Subsidiary (as defined in Section 11.7(h)) of the Company, by Parent, by MergerCo, or by any other wholly owned subsidiary of Parent shall automatically be canceled and retired and shall cease to exist, and no cash or other consideration shall be delivered or deliverable in exchange therefor.

(c)      Each share of Preferred Stock issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive that portion of the Merger Consideration (as defined in
         Section 2.1(e)) equal to the Redeemable Liquidation Preference Amount (as defined in the Certificate of Incorporation (as defined in Section 4.1(a)) calculated as of the Effective Time, net to the holder thereof in cash, payable to the holder thereof, without any interest thereon, upon surrender and exchange of the Certificate (as defined in Section 2.1(g)) representing such share of Preferred
         Stock or the delivery of an affidavit as described in Section 3.1(h).

(d)      Each share of Common Stock issued and outstanding immediately prior to the Effective Time, other than shares to be canceled in accordance with Section 2.1(b) and the Dissenting Shares (as defined in Section 3.2(a)), shall be converted into the right to receive that portion of the Merger
         Consideration equal to (i) the Aggregate Consideration (as defined in Section 2.1(e)) less the aggregate Redeemable Liquidation Preference Amount payable to the holders of Preferred Stock divided by (ii) (A) the aggregate number of shares of Common Stock outstanding as of the Effective Time, plus (B) the aggregate number of vested in the money Options outstanding as of the Effective Time, plus (C) the aggregate number of shares of Common Stock purchasable upon the exercise of the
         Warrants (the "Price Per Common Share"), net to the holder thereof in cash, payable to the holder thereof, without any interest thereon, upon surrender and exchange of the Certificate representing such share of Common Stock, the delivery of an affidavit as described in Section 3.1(h).

(e)      The "Merger Consideration" shall mean the amount equal to (A) $150,000,000, plus (B) the aggregate amount of the Company's and each of its Subsidiaries' cash and cash equivalents on hand or in bank accounts as of the Closing, less (C) the aggregate amount of all Indebtedness (as defined in Section
         2.4) of the Company and its Subsidiaries outstanding as of the Closing, less (D) all Company
         Expenses (as defined in Section 2.5), and less (E) the Estimated Underage (as defined in Section
         2.6(a)), if any.  The "Aggregate Consideration" shall be an amount equal to (A) the Merger
         Consideration, plus (B) the Aggregate Option Exercise Price Proceeds (as defined in Section 2.2), the Aggregate Warrant Exercise Price Proceeds (as defined in Section 2.3) and the Aggregate
         Promissory Note Proceeds (as defined in Section 2.1(f)), minus (C) the Escrow Amount (as defined in
         Section 3.1(a)).

(f)      Notwithstanding any other provision of this Agreement, that portion of the Merger Consideration to be received by each Common Equity Holder (as defined in Section 2.7(d)) who is the maker of a promissory note in favor of the Company shall be reduced by the outstanding principal amount and accrued interest payable by such stockholder to the Company pursuant to the terms of such stockholder's promissory note as set forth on Schedule 2.1(f) ("Aggregate Promissory Note Proceeds"),
         unless such principal and interest has previously been paid in cash.

(g)      All shares of Company Stock, when converted as provided in Sections 2.1(c) and (d) above, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each certificate ("Certificate") previously evidencing such shares shall thereafter represent only the right to receive that portion of the Merger Consideration applicable to the shares underlying such Certificate.  The holders of Certificates previously evidencing shares of Company Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to the Company Stock except as otherwise provided herein or by law and, upon the surrender of
         Certificates in accordance with the provisions of Section 3.1, shall only represent the right to receive the applicable Merger Consideration in exchange for their shares of Company Stock.

Section 2.2.      Company Stock Options and Related Matters.  The Company hereby agrees to use its commercially reasonable efforts to cause each option to purchase shares of Common Stock (each an "Option" and collectively, the "Options") granted under the Company's 1995 Stock Option and Restricted Stock Purchase
Plan, 1996 Stock Option and Restricted Stock Purchase Plan and 2001 Stock Option and Restricted Stock
Purchase Plan (collectively, the "Plan") that is outstanding, unvested and held by an employee of the Company immediately prior to the Effective Time to become fully vested and exercisable as of the Effective Time (the
Company may also determine, in its sole discretion, to accelerate the vesting of Options granted under the
Plan held by any non-employee).  At the Effective Time, upon the surrender and cancellation of the option agreement representing such Option, or the delivery of a signed affidavit by such Optionholder (as defined below) that such option agreement has been lost, stolen or destroyed, the Company shall pay to the holder thereof (each an "Optionholder" and collectively, the "Optionholders") an amount of cash for each Option equal to the Price Per Common Share less the exercise price for such Option.  The aggregate amount of the exercise prices of all vested in the money Options as of the Effective Time is referred to herein as the
"Aggregate Option Exercise Price Proceeds".  All consideration to be received by Optionholders pursuant to this Section 2.2 (as well as any amounts paid to the Optionholders pursuant to Sections 2.6 or 2.7) shall be treated as compensation by the Company and shall be net of any applicable federal and/or state withholding tax.

Section 2.3.      Purchase and Sale of Warrants.  Each Person (as defined in Section 11.7(f)) set forth on
Schedule 2.3 (each a "Warrantholder" and collectively, the "Warrantholders") owns that number of warrants to purchase shares of Common Stock (each a "Warrant" and collectively, the "Warrants") set forth next to the
name of such Warrantholder on Schedule 2.3.   At the Effective Time, upon the surrender and cancellation of the warrant agreement representing such Warrant, or the delivery of a signed affidavit by such Warrantholder
(as defined below) that such option agreement has been lost, stolen or destroyed, the Company shall pay to the holder thereof an amount of cash for each Warrant equal to the Price Per Common Share less the exercise price for such Warrant.  The aggregate amount of the exercise prices of all Warrants is referred to herein as the "Aggregate Warrant Exercise Price Proceeds".

Section 2.4.      Payments at Closing for Indebtedness.  As of the Closing Date, Parent and MergerCo shall provide sufficient funds to the Surviving Corporation to enable the Surviving Corporation to repay all indebtedness (the "Indebtedness") then outstanding under that certain Credit Agreement, dated as of October
29, 2004, by and among the Company, various lending institutions and Antares Capital Corporation (the "Credit
Agreement").  Parent and MergerCo will cooperate in arranging for such repayment and shall take such reasonable actions as may be necessary to facilitate such repayment and to facilitate the release, in connection with such repayment, of any mortgage, pledge, lien, conditional sale agreement, security title or other encumbrance (collectively, "Encumbrances") securing such Indebtedness.

Section 2.5.      Payments at Closing for Expenses.  As of the Closing Date, Parent and MergerCo shall provide sufficient funds to the Surviving Corporation to enable the Surviving Corporation to pay all outstanding fees and expenses of the Company and each of its Subsidiaries in connection with the negotiation and the consummation of the transactions contemplated by this Agreement that have not been paid on or prior to the
Closing Date (the "Company Expenses").

Section 2.6.      Working Capital Adjustment.

(a)      Attached hereto as Schedule 2.6(a) is a certificate (the "Initial Working Capital Certificate")
         which sets forth the Net Working Capital (as defined in Section 11.7(e)) as of the date of the Base
         Balance Sheet (as defined in Section 4.5(a)) (the "Initial Working Capital").  The Initial Working
         Capital Certificate has been prepared in accordance with the practices used in preparation of the
         Base Balance Sheet.

(b)      At least three (3) Business Days prior to the Closing Date, the Company shall provide Parent a revised balance sheet which speaks as of the last day of the month immediately preceding the Closing
         Date (the "Pre-Closing Balance Sheet").  The Pre-Closing Balance Sheet will include the Net Working
         Capital of the Company as of the last day of the month immediately preceding the Closing Date (the
         "Pre-Closing Working Capital"); provided, however, that if the Closing Date is anticipated to be after the 15th day of the calendar month in which the Closing occurs, then the Pre-Closing Balance
         Sheet shall include the Net Working Capital of the Company as of the 15th day of the calendar month in which the Closing is anticipated to occur, and such Net Working Capital shall be used for determining the Pre-Closing Working Capital.  The Pre-Closing Balance Sheet shall be prepared in accordance with the practices used in preparation of the Base Balance Sheet and certified as accurate by the Chief Financial Officer of the Company.  The preparation of the Pre-Closing Balance
         Sheet shall be for the sole purpose of determining the Estimated Underage.

(c)      The "Estimated Underage" shall mean an amount equal to the Initial Working Capital minus the
         Pre-Closing Working Capital; provided, however, that if the difference between the Initial Working
         Capital and the Pre-Closing Working Capital is less than a positive $1,000,000, then the Estimated
         Underage shall be deemed to be zero for purposes of calculating the Merger Consideration in Section
         2.1(e).

Section 2.7.      Post Closing Adjustment

(a)      Within sixty (60) days following the Closing Date, Parent shall prepare and deliver to the
         Stockholders' Representative (as defined in Section 11.7(g)) a consolidated balance sheet of the
         Company and its Subsidiaries as of the close of business on the day immediately prior to the Closing
         Date (the "Closing Balance Sheet"), which will include the working capital of the Company and its
         Subsidiaries on a consolidated basis (the "Closing Working Capital") as of the close of business on the day immediately prior to the Closing Date and a certificate based on such Closing Balance Sheet setting forth Parent's calculation of the Closing Underage (as defined in Section 2.7(b) and together with the Closing Balance Sheet, the "Closing Statement").  The Closing Balance Sheet shall be prepared in accordance with the practices used in preparation of the Base Balance Sheet and shall be certified as accurate by an authorized officer of Parent.  The preparation of the Closing
         Statement shall be for the sole purpose of determining the Closing Underage.  The Stockholders'
         Representative shall have fifteen (15) days following its receipt of the Closing Statement (the
         "Review Period") to review the same.  On or before the expiration of the Review Period, the
         Stockholders' Representative shall deliver to Parent a written statement accepting or objecting to the calculation of the Closing Underage set forth on the Closing Statement.  In the event that the
         Stockholders' Representative shall object to the Closing Statement, such statement shall include a detailed itemization of the Stockholders' Representative's objections and the reasons therefor.  If the Stockholders' Representative does not deliver such statement to Parent within the Review Period, the Stockholders' Representative shall be deemed to have accepted the Closing Statement.

(b)      The "Closing Underage" shall mean (i) if the Estimated Underage was deemed to be zero in accordance with Section 2.6(c) above then, an amount equal to the Initial Working Capital minus the Closing
         Working Capital and (ii) if the Estimated Underage was not deemed to be zero then, the Initial
         Working Capital minus the Closing Working Capital plus the Estimated Underage; provided however, that if (x) the Estimated Underage was deemed to be zero in accordance with Section 2.6(c) above and
         (y) the difference between the Initial Working Capital and the Closing Working Capital is less than a positive $1,000,000 and greater than a negative $1,000,000, then the Closing underage shall equal zero.

(c)      In the event that the Stockholders' Representative shall accept or shall be deemed to have accepted the Closing Statement as prepared and delivered by Parent, the Closing Underage set forth on the
         Closing Statement shall constitute the "Final Closing Underage" for purposes of determining any adjustment to the Merger Consideration.  In the event, however, that the Stockholders'
         Representative shall object to the Closing Statement within the Review Period, Parent and the
         Stockholders' Representative shall promptly meet and in good faith attempt to resolve such objections.  Any such objections which cannot be resolved between Parent and the Stockholders'
         Representative within thirty (30) days following the Parent's receipt of the Stockholders'
         Representative's statement of objections shall be resolved in accordance with Section 2.7(d).  The
         Closing Underage set forth on the Closing Statement, as adjusted to reflect any adjustments agreed upon by the parties, as deemed accepted under Section 2.7(a) or as determined in accordance with this Section 2.7(c), shall constitute the "Final Closing Underage" for purposes of determining any adjustment to the Merger Consideration.

(d)      Should the Stockholders' Representative and Parent not be able to resolve such objections as may be raised with respect to the Closing Statement, within the thirty (30) day period described in Section
         2.7(c), either party may submit the matter to Ernst and Young LLP (the "Accounting Referee") for review and resolution, with instructions to complete the same as promptly as practicable, but in any event within thirty (30) days of its engagement, and to make any calculations in accordance with the practices used in preparation of the Base Balance Sheet (it being understood that in making such calculation, the Accounting Referee shall be functioning as an expert and not as an arbitrator).
         The fees and costs of the Accounting Referee, if one is required, shall be borne proportionally by
         (i) the holders of Common Stock, the Warrantholders and the Optionholders (each a "Common Equity
         Holder" and collectively, the "Common Equity Holders") on the one hand (and any such amount shall be payable out of the Escrow Fund (as defined in Section 9.2(f)) and (ii) Parent on the other hand, on the basis, for each such party, of the ratio of (A) the positive difference between the amount of
         Closing Underage submitted by such party and the determination of the actual Closing Underage made by the Accounting Referee to (B) the difference between the Closing Underage amounts submitted by each party.

(e)      In the event that the Final Closing Underage is greater than a positive $1,000,000, the Parent shall receive (out of the Escrow Fund) an amount in cash equal to the Final Closing Underage.  In then event the Final Closing Underage is greater than a negative $1,000,000 then the Parent shall pay to the Exchange Agent (as defined in Section 3.1(a)) an amount in cash equal to the Final Closing
         Underage and the Exchange Agent shall distribute such amount proportionally to the Common Equity
         Holders based on each such Common Equity Holder's proportional interest in the Aggregate Common
         Equity Holder Consideration (as defined in Section 11.7(b)).  Any payment made under this Section
         2.7(e) shall be made within five (5) Business Days of the final determination of the Final Closing
         Underage.

ARTICLE III -                                 PAYMENT FOR SHARES; DISSENTING SHARES

Section 3.1.      Payment for Shares of Company Stock.

(a)      At the Effective Time, Parent shall deposit, or shall cause to be deposited, with a bank or trust company as shall be mutually acceptable to Parent and the Company (the "Exchange Agent"), for the
         benefit of the holders of shares of Company Stock for exchange through the Exchange Agent, the aggregate Merger Consideration as provided pursuant to Section 2.1(e) less the Escrow Amount (as
         defined below) (the "Exchange Fund").   At the Effective Time, Parent shall cause to be delivered to
         State Street Corporation (the "Escrow Agent") $15,000,000 (the "Escrow Amount"), such deposit to constitute an escrow fund (the "Escrow Fund").  The Escrow Fund shall be governed by the terms of an escrow agreement to be entered into by and among the Parent, the Stockholders Representative and the
         Escrow Agent, such escrow agreement to be substantially in the form attached hereto as Exhibit A
         (the "Escrow Agreement").  The Escrow Fund shall be held in escrow and shall be available to settle certain contingencies as provided in Sections 2.6, 2.7 and 9.2 of this Agreement.

(b)      As soon as practicable following the Effective Time, Parent shall cause the Exchange Agent to deliver or mail to each holder of record of a Certificate or Certificates that immediately prior to the Effective Time represented outstanding shares of Company Stock (i) a form of letter of transmittal reasonably acceptable to the Company which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent and (ii) instructions for use in surrendering the
         Certificates in exchange for the applicable portion of the Merger Consideration.

(c)      Upon surrender of a Certificate for cancellation to the Exchange Agent together with such letter of transmittal, properly completed and duly executed, and such other documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor the portion of the Merger Consideration that such holder has the right to receive in respect of the shares of Company Stock formerly represented by such Certificate.  Any Certificate so surrendered shall forthwith be canceled.  No interest will be paid or accrued on any of the
         Merger Consideration payable to holders of Certificates.

(d)      Until surrendered in accordance with this Section 3.1, each such Certificate (other than
         Certificates representing shares of Company Stock to be canceled in accordance with Section 2.1(b)
         and Dissenting Shares (as defined in Section 3.2(a)) shall represent solely the right to receive the
         Merger Consideration relating thereto.  If the Merger Consideration (or any portion thereof) is to be delivered to any person other than the person in whose name the Certificate formerly representing shares of Company Stock surrendered therefor is registered, it shall be a condition to such right to receive such Merger Consideration that the Certificate so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the person surrendering such shares of Company
         Stock shall pay to the Exchange Agent any transfer or other taxes required by reason of the payment of the Merger Consideration to a person other than the registered holder of the Certificate surrendered, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable.

(e)      Promptly following the date that is 180 days after the Effective Time, the Exchange Agent shall deliver to the Surviving Corporation all cash, Certificates and other documents in its possession relating to the Merger, and the Exchange Agent's duties shall terminate.  Thereafter, each holder of a Certificate formerly representing shares of Company Stock may surrender such Certificate to the
         Surviving Corporation and (subject to applicable abandoned property, escheat and similar laws)
         receive in consideration therefor the Merger Consideration relating thereto.

(f)      At the Effective Time, the stock transfer books of the Company shall be closed and thereafter, there shall be no further registration of transfers of shares of Company Stock on the stock transfer books of the Surviving Corporation of any shares of Company Stock that were outstanding immediately prior to the Effective Time.  On or after the Effective Time, any Certificates formerly representing shares of Company Stock presented to the Surviving Corporation or the Exchange Agent shall be surrendered and canceled in return for the payment of the Merger Consideration relating thereto, as provided in this Article III.

(g)      None of Parent, the Surviving Corporation or the Exchange Agent or any of their respective
         Subsidiaries or affiliates shall be liable to any person in respect of any cash from the Exchange
         Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

(h)      If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed, the Exchange
         Agent will issue the applicable Merger Consideration in exchange for such lost, stolen or destroyed
         Certificate.

(i)      Upon receipt of any payment from Parent pursuant to Section 2.7(e), the Exchange Agent shall promptly distribute all such amounts to the Common Equity Holders based on each such Common Equity
         Holder's proportional interest in the Aggregate Common Equity Holder Consideration.

(j)      The Exchange Agent, Parent and the Surviving Corporation shall be entitled to deduct and withhold from the Merger Consideration or other amounts payable pursuant to this Agreement to any Common
         Equity Holder such amounts as the Exchange Agent, Parent or the Surviving Corporation is required to deduct and withhold with respect to the making of such payment under the Code (as defined in Section
         4.8(b)(i)), or any provision of United States federal, state or local tax laws.  To the extent that amounts are so withheld by the Exchange Agent, Parent or the Surviving Corporation, such amounts withheld shall be treated for all purposes of this Agreement as having been paid to the Common
         Equity Holder in respect of which such deduction and withholding was made by the Exchange Agent,
         Parent or the Surviving Corporation.

Section 3.2.      Appraisal Rights.

(a)      Notwithstanding anything in this Agreement to the contrary, any shares of Company Stock
         (collectively, the "Dissenting Shares") that are issued and outstanding immediately prior to the
         Effective Time and that are held by stockholders of the Company who have not consented in the
         Written Consent (as defined in Section 7.1(a)) in favor of the adoption and approval of this
         Agreement and who shall have demanded properly in writing appraisal for such shares in accordance with Section 262 of the DGCL (the "Appraisal Rights Provisions") will not be converted as described in Section 2.1, but will thereafter constitute only the right to receive payment of the fair value of such shares of Company Stock in accordance with the Appraisal Rights Provisions; provided, however, that all shares of Company Stock held by stockholders who shall have failed to perfect or who effectively shall have withdrawn or lost their rights to appraisal of such shares of Company
         Stock under the Appraisal Rights Provisions shall thereupon be deemed to have been canceled and retired and to have been converted, as of the Effective Time, into the right to receive the applicable Merger Consideration, without interest, in the manner provided in Section 2.1.  Persons who have perfected statutory rights with respect to Dissenting Shares as aforesaid will not be paid by the Surviving Corporation as provided in this Agreement and will have only such rights as are provided by the Appraisal Rights Provisions with respect to such Dissenting Shares.  The Company shall give Parent and MergerCo prompt notice of any demands received by the Company for the exercise of appraisal rights with respect to shares of Company Stock, withdrawals of such demands, and any other instruments served pursuant to the DGCL and received by the Company and Parent shall have the opportunity to direct all negotiations and proceedings with respect to such demands.  The Company shall not, except with the prior written consent of Parent (which consent shall not be unreasonably withheld), make any payment with respect to, or settle or offer to settle, any such demands.

(b)      Each dissenting stockholder who becomes entitled under the Appraisal Rights Provisions to payment for Dissenting Shares shall receive payment therefor after the Effective Time from the Surviving
         Corporation (but only after the amount thereof shall have been agreed upon or finally determined pursuant to the Appraisal Rights Provisions), and such shares of Company Stock shall be canceled.

ARTICLE IV -                              REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company hereby makes to Parent and MergerCo the representations and warranties contained in this
Article IV.
Section 4.1.      Existence; Good Standing; Authority.

(a)      The Company is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware.  The Company has all requisite corporate power and authority to own, operate and lease its properties and carry on its business as currently conducted.  The Company is duly licensed or qualified to do business as a foreign corporation under the laws of each jurisdiction listed on
         Schedule 4.1(a) and each other jurisdiction in which the character of its properties or in which the transaction of its business makes such qualification necessary, except where the failure to be so licensed or qualified would not be reasonably likely to have, individually or in the aggregate, a
         Company Material Adverse Effect (as defined below).  The copies of the Company's Certificate of
         Incorporation (the "Certificate of Incorporation") and Amended and Restated By-laws (the "By-laws"), each as amended to date and made available to Parent's and MergerCo's counsel, are complete and correct, and no amendments thereto are pending.  The Certificate of Incorporation and By-laws are in full force and effect.  "Company Material Adverse Effect" means a material adverse effect on the business, financial condition or results of operations of the Company and the Company's
         Subsidiaries, taken as a whole, except for any such effects resulting from (i) the negotiation, execution, announcement or performance of this Agreement or the consummation of the transactions contemplated by this Agreement, including the impact thereof on relationships, contractual or otherwise, with customers, suppliers, licensors, distributors or partners, but not including the impact thereof on employees and/or physicians/scientists under contract to the Company and/or its
         Subsidiaries, (ii) changes in general economic or political conditions or the securities markets in general (whether as a result of acts of terrorism, war (whether or not declared), armed conflicts or otherwise) or (iii) changes in conditions generally applicable to businesses in the clinical laboratory testing industry including, without limitation, (A) changes in laws, regulations, rules, ordinances, policies, mandates, guidelines or other requirements of any Governmental Authority (as defined in Section 4.4) generally applicable to such businesses or industries or (B) changes in generally accepted accounting principles as applied in the United States on a consistent basis
         ("GAAP") or its application.

(b)      The Company has the corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder.  The execution and delivery of this Agreement, the performance by the Company of its obligations hereunder and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of the Company.  This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery of this Agreement by each of Parent and MergerCo, this Agreement constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and by general equitable principles.

Section 4.2.      Capitalization.  The authorized capital stock of the Company consists of (i)18,493,758 shares of Preferred Stock of which 18,493,758 shares are issued and outstanding and (ii) 80,000,000 shares of
Common Stock of which 53,999,321 shares are issued and outstanding.  All of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued, and are fully paid and nonassessable.  Schedule 4.2 sets forth a list of the owners of record of all of the issued and outstanding shares of Preferred Stock and Common Stock as of the date of this Agreement.  Except as set forth on Schedule
4.2, no shares of capital stock of the Company are reserved for any purpose.  As of the date of this
Agreement, except as set forth on Schedule 4.2, there are no outstanding subscriptions, options, warrants, commitments, preemptive rights, deferred compensation rights, agreements, arrangements or commitments of any kind to which the Company is a party relating to the issuance of, or outstanding securities convertible into or exercisable or exchangeable for, any shares of capital stock of any class or other equity interests of the
Company.  Except as set forth on Schedule 4.2, there are no agreements to which the Company is a party with respect to the voting of any shares of capital stock of the Company or which restrict the transfer of any such shares.  Except as set forth on Schedule 4.2, there are no outstanding contractual obligations of the
Company to repurchase, redeem or otherwise acquire any shares of capital stock, other equity interests or any other securities of the Company.

Section 4.3.      Subsidiaries.

(a)      The Company's Subsidiaries are listed on Schedule 4.3(a).  Except as set forth on Schedule 4.3(a), the Company owns directly or indirectly all of the outstanding shares of capital stock or other equity interest of each of the Company's Subsidiaries.  Except as set forth in Schedule 4.3(a), neither the Company nor any Subsidiary owns, directly or indirectly, any capital stock, equity or other ownership interest in any other Person.

(b)      Each of the Company's Subsidiaries is a corporation duly incorporated or organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization and has all requisite corporate power and authority to own, operate and lease its properties and carry on its business as currently conducted.  Each such Subsidiary is duly licensed or qualified to do business as a foreign corporation in each jurisdiction listed on Schedule 4.3(b) and each other jurisdiction in which the character of its properties or in which the transaction of its business makes such qualification necessary, except where the failure to be so licensed or qualified would not be reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect.  The copies of the organizational documents of each such Subsidiary, in each case as amended to date and made available to Parent's and MergerCo's counsel, are complete and correct, and no amendments thereto are pending.

Section 4.4.      No Conflict; Consents.  Except as set forth on Schedule 4.4, the execution and delivery by the Company of this Agreement, and the consummation by the Company of the transactions in accordance with the terms hereof, do not (i) violate, conflict with or result in a default (whether after the giving of notice, lapse of time or both) under, or give rise to a right of termination of, any contract, agreement, permit, note, bond, mortgage, indenture, license, authorization or obligation to which the Company or any of its
Subsidiaries is a party or by which the Company or any of its assets are bound, or any provision of the
Certificate of Incorporation or By-laws; (ii) violate or result in a violation of, or constitute a default
(whether after the giving of notice, lapse of time or both) under, any provision of any law, regulation or rule, or any order of, or any restriction imposed by, any court or other governmental agency applicable to the Company or any of its Subsidiaries or (iii) require from the Company or any of its Subsidiaries any notice to, declaration or filing with, or consent or approval of any federal, state, local or foreign government, any governmental, regulatory or administrative authority, agency, bureau or commission or any court, tribunal, or judicial or arbitral body (a "Governmental Authority") or other third party, except, in each case, where such violation, conflict, default, termination or failure to provide notice or to obtain consent or approval, as applicable, would not delay or affect the terms of the transaction contemplated hereby or would otherwise not be reasonably likely to have, individually or in the aggregate, a Company
Material Adverse Effect.

Section 4.5.      Financial Statements.

(a)      The Company has delivered to Parent and MergerCo the audited consolidated balance sheets of the
         Company and its Subsidiaries as of December 31, 2003 and December 31, 2004, and consolidated statements of income and retained earnings and consolidated statements of cash flows for each of the years then ended which are attached hereto as Schedule 4.5(a) (collectively, the "Financial
         Statements").  The audited consolidated balance sheet of the Company and its Subsidiaries as of
         December 31, 2004 is referred to herein as the "Base Balance Sheet."

                  The Financial Statements have been prepared in accordance with GAAP consistently applied and present fairly in all material respects the consolidated financial condition of the Company and consolidated results of the Company's operations at and for the periods presented.  All audited financial statements included in the Financial Statements are accompanied by unqualified audit reports of PricewaterhouseCoopers.

(b)      Neither the Company nor any Subsidiary has any Indebtedness, obligations or liabilities of any kind other than those (i) fully reflected in, reserved against or otherwise described in the Base Balance
         Sheet or the notes thereto, (ii) immaterial to the Company or any Subsidiary and incurred in the ordinary course of business since the date of the Base Balance Sheet or (iii) set forth on Schedule
         4.5(b).

(c)      The Company makes and keeps books, records and accounts which, in reasonable detail, in all material respects, accurately and fairly reflect the transactions and dispositions of the assets of the
         Company and its Subsidiaries.  The Company maintains systems of internal accounting controls sufficient to provide reasonable assurances in all material respects that:  (i) the Company's and its Subsidiaries' transactions are executed in accordance with management's general or specific authorization; (ii) the Company's and its Subsidiaries' transactions are recorded as necessary to permit the preparation of financial statements in conformity with GAAP and to maintain accountability for assets; and (iii) access to the Company's and its Subsidiaries' material assets is permitted only in accordance with management's general or specific authorization.

Section 4.6.      Absence of Certain Changes(a)      .  Except as set forth on Schedule 4.6, from the date of
the Base Balance Sheet to the date of this Agreement (a) the Company and its Subsidiaries have operated only in the ordinary course of business consistent with past practices, (b) there has been no change in the condition, assets or business of the Company or its Subsidiaries, except such changes that have not had or would not be reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect and (c) there has not been:  (i) any increase in the compensation or benefits payable or to become payable by the Company or any of its Subsidiaries to any of its directors, officers or employees, other than salary increases in connection with customary performance reviews and customary bonuses consistent with past practices, or in accordance with the existing terms of contracts entered into prior to the date of the Base
Balance Sheet; (ii) any discharge or satisfaction of any lien or payment of any liability or obligation by the Company other than current liabilities in the ordinary course of business; or (iii) any agreement to do any of the foregoing, other than negotiations with Parent and its representatives regarding the transactions contemplated by this Agreement.

Section 4.7.      Litigation.  Except as set forth on Schedule 4.7, as of the date of this Agreement there is no litigation, action, suit, proceeding, claim, arbitration or investigation pending or, to the Company's knowledge, threatened against or involving the Company or any of its Subsidiaries.  Except as set forth on
Schedule 4.7, neither the Company nor any of its Subsidiaries is operating under, or subject to, any judgment, writ, order, injunction, award or decree of any court, judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any Governmental Authority.  No property or assets of the
Company or any of its Subsidiaries has been taken or expropriated by any federal, state, municipal or other
Governmental Authority nor has any notice or proceeding with respect thereto been given or commenced, nor, to the Company's knowledge, is there any intent or proposal by any Governmental Authority to give any such notice or commence any such proceeding.

Section 4.8.      Taxes.

(a)      Except as set forth on Schedule 4.8 or as would not be reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect:

(i)      The Company and its Subsidiaries have timely filed or been included in, or will timely file or be included in, all material Tax Returns (as defined in Section 4.8(b)(iii)) required to be filed by them or in which they are to be included with respect to Taxes (as defined in
                  Section 4.8(b)(ii)) for any period ending on or before the date of this Agreement, taking into account any extension of time to file granted to or obtained on behalf of the Company or any of its Subsidiaries, and all such Tax Returns were correct and complete in all material respects;

(ii)     The Company and its Subsidiaries have paid or caused to be paid all Taxes due and owing (whether or not shown on such Tax Returns) prior to the date of this Agreement or have made provision, in accordance with GAAP, for all Taxes owed or accrued through the date of the Base Balance
                  Sheet, and there are no agreements, waivers or other arrangements providing for an extension of time with respect to the filing of any Tax Return or the payment of any Tax;

(iii)    Neither the United States Internal Revenue Service (the "IRS") nor any other Governmental Authority is asserting as of the date of this Agreement by written notice to the Company or any of its
                  Subsidiaries or, to the Company's knowledge, proposing in writing as of the date of this
                  Agreement to assert against the Company or its Subsidiaries, any deficiency or claim for any material amount of additional Taxes;

(iv)     To the Company's knowledge, no federal, state, local or foreign audits or other administrative proceedings or court proceedings are pending as of the date of this Agreement with regard to any Taxes or Tax Returns of the Company or any of its Subsidiaries and neither the Company nor any of its Subsidiaries has received a written notice prior to the date of this
                  Agreement of any actual or threatened audits or proceedings or is otherwise aware of any such audits or proceedings and there are no outstanding agreements or waivers by the Company or its Subsidiaries that extend the statutory period of limitations applicable to any federal, state, local or foreign authority with respect to any Tax asserted by such authority but not yet paid by the Company or its Subsidiaries;

(v)      All Taxes and other assessments and levies which the Company and its Subsidiaries were or are required to withhold or collect have been withheld and collected and have been paid over to the proper Governmental Authorities;

(vi)     Neither the Company nor any of its Subsidiaries has ever been a member of an affiliated group of corporations filing a combined federal income Tax Return (other than a group the common parent of which is or was the Company) nor does the Company or any of its Subsidiaries have any liability for Taxes of any other Person (other than the Company or any of its
                  Subsidiaries) under Treasury Regulations Section 1.1502-6 (or any similar provision of foreign, state or local law) or otherwise.  Neither the Company not any of its Subsidiaries is a party to any agreement or arrangement requiring the indemnification, sharing or allocation of Taxes;

(vii)    Neither the Company nor any of its Subsidiaries has distributed the stock of another entity or had its stock distributed by another entity in a transaction that was purported or intended to be governed in whole or in part by Code Sections 355 or 361;

(viii)   Neither the Company nor any of its Subsidiaries has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code; and

(ix)     There are no liens for Taxes upon the assets of the Company or its Subsidiaries, except for liens relating to current Taxes not yet due.

(b)      For the purposes of this Agreement:

(i)      "Code" shall mean the Internal Revenue Code of 1986, as amended;

(ii)     "Taxes" shall mean any and all taxes, charges, fees, levies or other assessments, imposed by the IRS or any taxing authority, and such term shall include any interest whether paid or received, fines, penalties or additional amounts attributable to, or imposed upon, or with respect to, any such taxes, charges, fees, levies or other assessments; and

(iii)    "Tax Returns" shall mean any report, return, document or other filing required to be supplied to any taxing authority or jurisdiction (foreign or domestic) with respect to Taxes.

Section 4.9.      Employee Benefit Plans.

(a)      Schedule 4.9(a) sets forth  all employee benefit plans, programs, arrangements and contracts
         (including, without limitation, any "employee benefit plan" as defined by Section 3(3) of the
         Employee Retirement Income Security Act of 1974, as amended ("ERISA")) currently maintained by the
         Company or any of its Subsidiaries or under which the Company or any of its Subsidiaries has any material liability (the "Company Plans").  Neither the Company nor any of its Affiliates (as defined in Section 11.7(a)) sponsors, maintains or contributes to (or is obligated to contribute to) or has any liability under any "employee pension plan," as defined in Section 3(2) of ERISA, that is subject to Title IV of ERISA or Section 412 of the Code (the "Title IV Plans") or any "multiemployer plan," as defined in Section 3(37) of ERISA ("Multiemployer Plan").  None of the Company Plans
         provide for post-employment life or health insurance benefits for any participant or any beneficiary of a participant, except as may be required under the Consolidate Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA") and at the expense of the participant or the participant's beneficiary.

(b)      The Company Plans have been administered, in all material respects, in accordance with their terms and with all the applicable provisions of ERISA, the Code and all other applicable laws, including laws of the United Kingdom and the Netherlands relating to the Company Plans.  Each Company Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service regarding its qualification thereunder.

(c)      Neither the Company, any of its Subsidiaries, nor any ERISA Affiliate or any organization to which any of them is a successor or parent corporation, within the meaning of Section 4069(b) of ERISA, has engaged in any transaction, within the meaning of Section 4069 of ERISA.

(d)      There are no pending actions, claims or lawsuits which have been instituted or, to the knowledge of the Company, claims asserted, in each case against the Company Plans.

(e)      Except as expressly contemplated by this Agreement or as set forth on Schedule 4.9(e), neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment becoming due to any employee of the Company or any of its
         Subsidiaries, (ii) increase any benefits otherwise payable under any Company Plan or (iii) result in the acceleration of the time of payment or vesting of any such benefits under any such plan.

(f)      Except as disclosed on Schedule 4.9(f), no amount required to be paid or payable to or with respect to any employee or other service provider of the Company or any of its Subsidiaries in connection with the transactions contemplated hereby (either solely as a result thereof or as a result of such transactions in conjunction with any other event) could be an "excess parachute payment" within the meaning of Section 280G of the Code.

(g)      Schedule 4.9(g) sets forth a list of the names, positions and current rates of compensation of all officers, directors and employees of the Company and each of its Subsidiaries, as of the date hereof, showing each such person's name, positions, and current annual remuneration, annual bonus target, accrued vacation, material fringe benefits and any severance or change of control agreement in place for the current fiscal year.  Schedule 4.9(g) also sets forth a list of all consultants of the Company or any of its Subsidiaries that earned, in the aggregate, in excess of $100,000 during the year ended December 31, 2004.

Section 4.10.       Real and Personal Property.

(a)      Neither the Company nor any of its Subsidiaries owns any real property or has owned any real property.  Schedule 4.10(a) sets forth a list of all real property leased by the Company or any of its Subsidiaries (the "Leased Real Property").  All leases relating to Leased Real Property are identified on Schedule 4.10(a) (the "Leases") and true and complete copies thereof have been provided or made available in the IntraLinks data room to Parent's and MergerCo's counsel.  With respect to each Lease listed on Schedule 4.10(a):

(i)      the Company or a Subsidiary of the Company, as applicable, have valid and enforceable leasehold interests to the leasehold estate in the Leased Real Property granted to the Company or such
                  Subsidiary, as applicable, pursuant to each pertinent Lease, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity;

(ii)     each of said Leases has been duly authorized and executed by the Company or such Subsidiary, as applicable, and is in full force and effect; and

(iii)    to the Company's knowledge, neither the Company nor such Subsidiary is in default under any of said
                  Leases, nor, to the Company's knowledge, has any event occurred which, with notice or the passage of time, or both, would give rise to such a default by the Company or such
                  Subsidiary, as applicable.

(b)      To the Company's knowledge, except as set forth on Schedule 4.10(b) or as specifically disclosed in the Base Balance Sheet, and except with respect to leased personal property, the Company and each of its Subsidiaries have good title to all of their tangible personal property and assets shown on the
         Base Balance Sheet or acquired after the date of the Base Balance Sheet, free and clear of any
         Encumbrances, except for (i) Encumbrances disclosed in the Base Balance Sheet, (ii) Taxes, fees, assessments or other governmental charges which are not delinquent or remain payable without penalty, (iii) carriers', warehousemens', mechanics', landlords', materialmens', repairmens' or other similar Encumbrances arising in the ordinary course of business, (iv) Encumbrances consisting of pledges or deposits required in the ordinary course of business in connection with workers'
         compensation, unemployment insurance and other social security legislation or to secure liability to insurance carriers, (v) Encumbrances on any property acquired or held by the Company or its
         Subsidiaries in the ordinary course of business, securing indebtedness incurred or assumed for the purpose of financing (or refinancing) all or any part of the cost of acquiring such property, (vi)
         Encumbrances securing capital lease obligations, (vii) any interest or title of a lessor or sublessor, as lessor or sublessor, under any lease and any precautionary uniform commercial code financing statements filed under any lease, (viii) Encumbrances set forth on Schedule 4.10(b) and
         (ix) Encumbrances of record or imperfections of title which are not, individually or in the aggregate, material in character, amount or extent and which do not materially detract from the value or materially interfere with the present or presently contemplated use of the assets subject thereto or affected thereby or which would not otherwise be reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect.  All of the personal property of the Company and each of its Subsidiaries is in good working order and repair, ordinary wear and tear excepted, and is suitable and adequate for the uses for which it is being used (or if not currently used, then for its intended use) except as would not reasonably be expected to have a Company Material Adverse
         Effect.

Section 4.11.       Labor and Employment Matters.

(a)      Except as set forth on Schedule 4.11(a) or as otherwise would not be reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and each of its
         Subsidiaries are, as of the date hereof, in compliance with all federal and state laws respecting employment and employment practices, terms and conditions of employment and wages and hours.  There has been no "mass layoff" or "plant closing" within the meaning of the Worker Adjustment and
         Retraining Notification Act of 1988, as amended, and any similar state or local "mass layoff" or
         "plant closing" law with respect to the Company or any of its Subsidiaries within the six (6) months prior to Closing.

(b)      Neither the Company nor any Subsidiary of the Company is a party to or otherwise bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization.  Except as would not be reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect, neither the Company nor any Subsidiary of the Company is subject to any charge, demand, petition or representation proceeding seeking to compel, require or demand it to bargain with any labor union or labor organization nor, as of the date of this
         Agreement, is there pending or, to the Company's knowledge, threatened, any material labor strike, dispute, walkout, work stoppage, slow-down or lockout involving the Company or any Subsidiary of the
         Company.

Section 4.12.       Contracts and Commitments.  Except as set forth in Schedule 4.12, neither the Company nor any Subsidiary of the Company is a party to:

(a)      any material partnership agreements or joint venture agreements;

(b)      any agreement requiring the payment of severance with any director, Officer (as defined in Section
         4.24) or employee, or any consultant set forth on Schedule 4.9(g);

(c)      any non-competition, secrecy or confidentiality agreement relating to the business of the Company or any of its Subsidiaries or any of their assets, any other contract restricting or preventing the
         Company's or any of its Subsidiaries' or Affiliates' right to enter into any line of business involving clinical laboratory products and services or any contract restricting the Company's or any of its Subsidiaries' right to conduct the business of the Company or any of its Subsidiaries at any time, in any manner or at any place in the world, in each case other than confidentiality or non-disclosure obligations entered into by the Company or its Subsidiaries in the ordinary course of business;

(d)      any agreements with any current Officer, director or Affiliate of the Company or any of its
         Subsidiaries;

(e)      any agreements for the sale of any of the assets of the Company or any of its Subsidiaries other than in the ordinary course of business or for the grant to any person of any preferential rights to purchase any of its assets;

(f)      any agreement relating to the acquisition by the Company or any of its Subsidiaries of any operating business or the assets or capital stock of any other Person entered into during the last twelve (12)
         months;

(g)      any material agreements relating to the incurrence, assumption, surety or guarantee of any
         Indebtedness;

(h)      any material agreements under which the Company or any of its Subsidiaries has made advances or loans to any other Person (which shall not include advances made to an employee of the Company or any of its Subsidiaries in the ordinary course of business consistent with past practice);

(i)      any other agreement (or group of related agreements) the performance of which requires aggregate payments to or from the Company in excess of $250,000 per year, other than agreements entered into in the ordinary course of business;

(j)      any agreements that contain any provisions requiring the Company or any of its Subsidiaries to indemnify any other party thereto other than agreements entered into in the ordinary course of business which would not reasonably be expected to have a Company Material Adverse Effect;

(k)      any material written agreement for the sale of goods or services to any Governmental Authority other than any participating provider agreement with Medicare, Medicaid, or Federal or State healthcare departments, and a copy of each such agreement has been furnished to or made available as requested by Parent prior to the date of this Agreement;

(l)      any material managed care agreements granting any party "most favored nation" status with respect to pricing; or

(m)      any agreement under which the Company or any of its Subsidiaries licenses or transfers any rights to any material Intellectual Property rights or under which the Company or any of its Subsidiaries licenses any intellectual property rights of others except for licenses of widely available "shrink wrap," "click wrap" or similarly licensed software.

         Each of the contracts set forth on Schedule 4.12 (the "Material Contracts") is in full force and effect and is the legal, valid and binding obligation of the Company and/or its Subsidiaries, enforceable against them in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).  True and complete copies of all Material Agreements have been furnished to or made available as requested by Parent.  Neither the Company nor any of its Subsidiaries has breached or improperly terminated any such Material Contract, the effect of which would reasonably be expected to have a Company
Material Adverse Effect, and neither the Company nor, to the knowledge of the Company, any third party is in default under any such Material Contract, the effect of which would have a Company Material Adverse Effect.
To the Company's knowledge, there exists no condition or event that, after notice or lapse of time or both, would constitute any such breach, termination or default, the effect of which would have a Company Material
Adverse Effect.  Except as set forth on Schedule 4.12, to the Company's knowledge, there is no bid or contract proposal made by the Company or any of its subsidiaries that, if accepted and entered into, is likely to result in a material loss to the Company or any of its Subsidiaries.

Section 4.13.       Intellectual Property.

(a)      Schedule 4.13(a) sets forth an accurate and complete list of all Patents (as defined in Section
         11.7(c)), registered Marks (as defined in Section 11.7(c)) (and applications therefor) and registered Copyrights (as defined in Section 11.7(c)) (and applications therefor) owned or filed by
         Company and used in connection with the business of the Company and its Subsidiaries as currently conducted.

(b)      Except as set forth on Schedule 4.13(b), the Company or a Subsidiary of the Company is the owner of, or has the right to use all Intellectual Property (as defined in Section 11.7(c)) used in or as is necessary in connection with the business of the Company and its Subsidiaries as currently conducted taken as a whole, free and clear of all Encumbrances, except where the failure to own or have the right to use such Intellectual Property would not be reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect.

(c)      To the Company's knowledge, the Intellectual Property owned, used, practiced or otherwise commercially exploited by the Company or its Subsidiaries, and the business of the Company and its
         Subsidiaries as currently conducted, does not constitute an unauthorized use or misappropriation of any patent, copyright, trade mark, trade secret or other intellectual property right of any Person and does not infringe, constitute an unauthorized use of, or violate any other right of any Person
         (including pursuant to any non-disclosure agreements or obligations to which Company or its
         Subsidiaries or any of their present or former employees or consultants is a party).

(d)      As of the date of this Agreement, neither the Company nor any of its Subsidiaries is a party to any suit, action or proceeding which involves a claim of infringement, unauthorized use, or violation of any Intellectual Property used or owned by any Person against the Company or its Subsidiaries, or challenging the ownership, use, validity or enforceability of any Intellectual Property owned or used by the Company or its Subsidiaries, nor, to the Company's knowledge, are there any facts or circumstances that would form the basis for any claim of infringement, unauthorized use, or violation by any Person against the Company and its Subsidiaries, or challenging the ownership, use, validity or enforceability of any such Intellectual Property.

(e)      Schedule 4.13(e) sets forth a complete and accurate list of all material licenses, sublicenses and other agreements to which the Company and/or its Subsidiaries are a party (i) granting any other
         Person the right to use any Intellectual Property owned or used by the Company or its Subsidiaries, or (ii) pursuant to which Company or its Subsidiaries are authorized to use any third party
         Intellectual Property, which are incorporated in, are, or form a part of any product manufactured, distributed, or sold by the Company or any Subsidiary or which are otherwise used (or currently proposed to be used) by Company or its Subsidiaries in the business of Company as currently conducted, other than commercial off-the-shelf software (collectively, the "License Agreements").
         Except as would not be reasonably likely to have, individual or in the aggregate, a Company Material
         Adverse Effect, each of the License Agreements is in full force and effect and is the legal, valid and binding obligation of the Company and/or its Subsidiaries, enforceable against them in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity), and to the Company's knowledge, is a legal, valid and binding obligation against each other party thereto.

(f)      The Company and its Subsidiaries have taken all reasonable steps they believe necessary to be required in accordance with sound business practice to establish and preserve their ownership of their Intellectual Property and to protect the confidentiality of their trade secrets and other confidential information.  To the Company's knowledge, no Person is infringing, misappropriating, using in an unauthorized manner, or otherwise violating any Intellectual Property owned or used by the Company.

Section 4.14.       Environmental Matters.  Except as set forth on Schedule 4.14, or as would not be reasonably likely to have a Company Material Adverse Effect:

(a)      the Company and the Subsidiaries are in compliance with all Environmental Laws (as defined below)
         applicable to their operation and use of the Leased Real Property;

(b)      except as arising from the matters set forth on Schedule 4.14, neither the Company nor any of its
         Subsidiaries has any liability under any Environmental Law, nor is the Company or any of its
         Subsidiaries responsible for any such liability of any other Person under any Environmental Law, whether by contract, by operation of law or otherwise;

(c)      (i) neither the Company nor the Subsidiaries has generated, transported, treated, stored, or disposed of or arranged, by contract, agreement or otherwise, for the treatment or disposal of any
         Hazardous Materials (as defined below) except in compliance with all applicable Environmental Laws and (ii) there are no facts, circumstances or conditions, existing, initiated or occurring as of the
         Closing Date, and there has been no Release (as defined below) or threat of Release of any Hazardous
         Material at, on, under or from the Leased Real Property as of the Closing Date, in either case (i)
         or (ii), that are reasonably likely to result in liability under or that requires reporting or
         Remediation (as defined below) by the Company or the Subsidiaries pursuant to any Environmental Law.

(d)      Neither the Company nor the Subsidiaries have (i) received notice under the citizen suit provisions of any Environmental Law; (ii) received any written request for information, notice, demand letter, administrative inquiry or written complaint or claim under any Environmental Law or relating to any
         Permit under Environmental Law; (iii) been subject to or, to the Company's Knowledge, threatened with any governmental or citizen enforcement action with respect to any Environmental Law or (iv)
         received written notice of or otherwise have Knowledge of any unsatisfied liabilities under any
         Environmental Law in excess of $100,000;

(e)      the Company or Subsidiaries has and there currently are effective all Permits required under any
         Environmental Law for the Company's or Subsidiaries' activities and operations at the Leased Real
         Property; and

(f)      to the Company's Knowledge, there are no underground storage tanks, friable asbestos-containing materials, landfills, current or former waste disposal areas or polychlorinated biphenyls at or on the Leased Real Property that require reporting, investigation, cleanup, remediation or any other type of response action by the Company or the Subsidiaries pursuant to any Environmental Law.

(g)      Except as set forth on Schedule 4.20, no authorization, notification, recording, filing, consent, waiting period, Remediation or approval is required under any Environmental Law in order to consummate the transaction contemplated hereby;

(h)      the Company has provided to or made available upon request by Parent copies of all environmental assessments, reports and audits in its possession or control that relate to the Leased Real
         Property, compliance with Environmental Laws, or any other real property that the Company or the
         Subsidiaries currently own, operate or lease; and

(i)      to the knowledge of the Company, any information the Company or its Subsidiaries has furnished to
         Parent concerning the environmental conditions of the Leased Real Property, prior uses of the Leased
         Real Property, and the operations of the Company or its Subsidiaries related to compliance with
         Environmental Laws is materially accurate.

         "Environment" means soil, surface waters, groundwater, land, stream sediments, surface or subsurface strata and ambient air and biota living in or on such media.

         "Environmental Laws" means all Laws relating to protection of the Environment, including, without limitation, the federal Comprehensive Environmental Response, Compensation and Liability Act, the Resource
Conservation and Recovery Act, the clean Air Act, the Clean Water Act, the Toxic Substances Control Act, the
Endangered Species Act and similar federal, state and local Laws.

         "Hazardous Material" means any pollutant, toxic substance, including asbestos and asbestos-containing materials, hazardous waste, hazardous materials, hazardous substances, contaminants, petroleum or petroleum-containing materials, radiation and radioactive materials and polychlorinated biphenyls as defined in, or listed under, any Environmental Law.

         "Release" means any releasing, disposing, discharging, injecting, spilling, leaking, pumping, dumping, emitting, escaping or emptying of a Hazardous Material into the Environment.

         "Remediation" means any investigation, clean-up, removal action, remedial action, restoration, response action, corrective action, monitoring or sampling and analysis in connection with the threatened or actual Release of Hazardous Materials.

Section 4.15.       Insurance.  Schedule 4.15 contains a list of all policies of title, property, fire, casualty, liability, life, workmen's compensation, libel and slander, and other forms of insurance of any kind relating to the business and operations of the Company and its Subsidiaries in each case which are in full force and effect as of the date hereof.  True and correct copies of all such policies have been furnished to or made available as requested by Parent.  All such policies:  (a) are sufficient for compliance by the Company and each of the Subsidiaries with all requirements of applicable law and of all licenses, franchises and other agreements to which the Company or the Subsidiaries is a party, except for instances in which non-compliance would not reasonably be expected to have a Company Material Adverse Effect and (b) are, to the Company's knowledge, valid, outstanding and enforceable policies.  All premiums due and payable on all such policies have been paid, except where the failure to make any such payment would not be reasonable likely to have, individually or in the aggregate, a Company Material Adverse Effect.  A true and complete list of all claims made since January 1, 2002 under any of the policies (or their predecessors) listed on
Schedule 4.15 is included on Schedule 4.15.

Section 4.16.       No Brokers  Neither the Company nor any of its Subsidiaries has entered into any contract, arrangement or understanding with any person or firm that may result in the obligation of such entity or
Parent or MergerCo to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or consummation of the Merger, except that the
Company has retained J.P. Morgan Securities Inc. and Citigroup Global Markets Inc. as its financial advisors in connection with the Merger.

Section 4.17.       Accounts Receivable.  All accounts and notes receivable of the Company and its
Subsidiaries have arisen from bona fide transactions in the ordinary course of business consistent with past practice and are payable on ordinary trade terms except to the extent not reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect.  To the Company's knowledge, all such accounts and notes receivable of the Company and its Subsidiaries are good and collectible at the aggregate recorded amounts thereof, net of any applicable reserve for contractual disallowances or doubtful accounts reflected thereon, which reserves are adequate and were calculated in a manner consistent with past practice and in accordance with the accounting principles used to prepare the Base Balance Sheet.  None of the accounts or the notes receivable of the Company and its Subsidiaries is subject to any setoffs or counterclaims.

Section 4.18.       Customers and Suppliers.

(a)      Schedule 4.18 sets forth a list of the ten (10) largest customers and the ten (10) largest suppliers of the Company and its Subsidiaries, as measured by the dollar amount of purchases therefrom or thereby, during the ten (10) months ended October 31, 2004, showing the approximate total sales by the Company and its Subsidiaries to each such customer and the approximate total purchases by the
         Company and its Subsidiaries from each such supplier, during such period.

(b)      Since the date of the Base Balance Sheet (i) no customer or supplier listed on Schedule 4.18 (A) has terminated its relationship with the Company or any of its Subsidiaries or (B) has, in the
         aggregate, materially and adversely reduced or changed the pricing or other terms of its business with the Company or any of its Subsidiaries and (ii) to the knowledge of the Company, no customer or supplier listed on Schedule 4.18 has notified the Company or its Subsidiaries that it intends to terminate or materially reduce or change the pricing or other terms of its business with the Company or any of its Subsidiaries.

Section 4.19.       Compliance with Laws.

(a)      Except as set forth in Schedule 4.19, neither the Company nor any Subsidiary of the Company is in default or violation of any law, statute, ordinance, regulation, rule, order, judgment or decree applicable to the Company or such Subsidiary or by which any property or asset of the Company or its
         Subsidiaries is bound, including, without limitation, (i) the Federal Ethics in Patient Referrals
         Act, 42 U.S.C.ss. 1395nn, and all regulations promulgated thereunder (known as the "Stark Law"), (ii)
         the Federal Health Care Program Anti-Kickback Statute, 42 U.S.C.ss. 1320a-7b(b), and all regulations promulgated thereunder (known as the "Anti-Kickback Statute"), (iii) the False Claims Act, 31 U.S.C.
       ss. 3729, (iv) the Occupational Safety and Health Act and all regulations promulgated under such legislation ("OSHA"), that apply to the Company and its Subsidiaries respective businesses, (v)
         privacy and security regulations promulgated under the Health Insurance Portability and
         Accountability Act of 1996 at 42 C.F.R. part 164 ("HIPAA"), (vi) the Federal Food, Drug and Cosmetic
         Act, 21 U.S.C.ss.321 et seq., and all regulations promulgated thereunder, (vii) the Clinical
         Laboratory Improvement Amendments, 42 U.S.C.ss.263a, and all regulations promulgated thereunder
         ("CLIA"), and (viii) applicable laws of the United States Drug Enforcement Administration and all
         regulations promulgated thereunder ("DEA"), except for any such conflicts, defaults or violations that would not have, individually or in the aggregate, a Company Material Adverse Effect.

(b)      Neither the Company nor any Subsidiary of the Company, nor the officers, directors, managing employees or agents of the Company or of any Subsidiary of the Company, nor to the knowledge of the
         Company any other employees of the Company or any Subsidiary of the Company, have engaged in any activities which are prohibited, or are cause for criminal or civil penalties or mandatory or permissive exclusion from Medicare, Medicaid, or any other Federal Health Care Program underss.ss.
         1320a-7, 1320a-7a, 1320a-7b, or 1395nn of Title 42 of the United States Code, the Federal Employees
         Health Benefits program statute, or the regulations promulgated pursuant to such statutes or related state or local statutes or regulations.

Section 4.20.       Licenses and Permits.  Schedule 4.20 contains a true, correct and complete list of all licenses, permits, authorizations, registrations and certifications of any Governmental Authority, including, without limitation, Medicare, Medicaid and other provider numbers, state laboratory licenses, permits required under Environmental Law, or CLIA and DEA certifications, which have been issued to the Company or any of its Subsidiaries and are currently in effect (the "Company Licenses").  Each Company License is valid and in full force and effect, except to the extent the failure of any such Company License to be valid and in full force and effect would not be reasonably likely to have, individually or in the aggregate, a Company
Material Adverse Effect.  There is no investigation or proceeding pending or, to the knowledge of the
Company, threatened that could result in the termination, revocation, suspension, or restriction of any
Company License or the imposition of any fine, penalty or other sanctions for violation of any legal or regulatory requirements relating to any Company License, except to the extent the termination, revocation, suspension, or restriction of any Company License or the imposition of any fine, penalty or other sanctions would not be reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect.
Except as set forth in Schedule 4.20, none of the Company Licenses shall be affected in any manner by the consummation of the transactions contemplated hereby, except to the extent such effect would not be reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 4.21.       Payment Programs.  Except as set forth in Schedule 4.21, there are no pending, concluded in the last three (3) years or, to the knowledge of the Company, threatened investigations, or civil, administrative or criminal proceedings relating to the Company's or any of its Subsidiaries' participation in any payment program, including without limitation, Medicare, Medicaid, and private third party payors
("Payment Programs").  Neither the Company or any of its Subsidiaries is subject to, nor has the Company or any of its Subsidiaries been subjected to in the last three (3) years, any pre-payment utilization review or other utilization review by any Payment Program.  Except as set forth in Schedule 4.21, no Payment Program is currently requesting or has requested in the last three (3) years or, to the knowledge of the Company, is threatening or has in the last three (3) years threatened any recoupment, refund, or set-off from the Company or any of its Subsidiaries in excess of $10,000.  No Payment Program has imposed in the last three (3) years a fine, penalty or other sanction on the Company or any of its Subsidiaries.  Neither the Company nor any of
its Subsidiaries has been excluded in the last three (3) years from participation in any Payment
Program.

Section 4.22.     Transactions with Related Parties.  Except (i) for standard confidentiality, assignment of invention and non-competition agreements, employment agreements and stock option awards and restricted stock grants and awards on standard forms under the Company stock option plan, and (ii) as set forth on Schedule
4.22, neither any present officer, director, or greater than 5% Stockholder of the Company, or any of its
Subsidiaries, or any person that, to the Company's knowledge, is an Affiliate of any of them, is currently a party to any transaction or agreement with the Company or any of its Subsidiaries, including, without limitation, any loan, extension of credit or arrangement for the extension of credit, any agreement providing for the employment of, furnishing of services by, rental or assets from or to, or otherwise requiring payments to, any such officer, director, stockholder or Affiliate.

Section 4.23.     Documents Provided.  True and complete copies of all documents listed in the Schedules have been furnished to or made available as requested by Parent.

Section 4.24.       Knowledge.  Whenever a representation or warranty made by the Company herein refers to the knowledge of the Company, such knowledge shall be deemed to consist only of the actual knowledge on the date hereof and on the Closing Date, as applicable, of the senior management of the Company listed in Schedule
4.24 (the "Officers") and all of the members of the Board of Directors of the Company, each as listed in
Schedule 4.24.

Section 4.25.       Disclosure.  To the Company's knowledge, the information provided by the Company and each of its Subsidiaries to Parent in this Agreement and the Schedules hereto, taken together, does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading, except in each case to the extent as would not be reasonably likely to have a
Company Material Adverse Effect.

ARTICLE V -                                     REPRESENTATIONS AND WARRANTIES OF
                                              PARENT AND MERGERCO

         Parent and MergerCo hereby jointly and severally make to the Company the representations and warranties contained in this Article V.

Section 5.1.      Organization.  Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and MergerCo is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and each has all requisite corporate power and authority to own, operate and lease its properties and to carry on its respective business as currently conducted.  Each of Parent and MergerCo is duly licensed or qualified to do business as a foreign corporation under the laws of each jurisdiction in which the character of its properties or in which the transaction of its business makes such qualification necessary, except where the failure to be so licensed or qualified would not be reasonably likely to have, individually or in the aggregate, a Parent Material Adverse Effect.
"Parent Material Adverse Effect" means a material adverse effect on the business, financial condition or results of operations of the Parent and its Subsidiaries, taken as a whole, except for any such effects resulting from (i) the negotiation, execution, announcement or performance of this Agreement or the consummation of the transactions contemplated by this Agreement, including the impact thereof on relationships, contractual or otherwise, with customers, suppliers, licensors, distributors, partners or employees, (ii) changes in general economic or political conditions or the securities markets in general
(whether as a result of acts of terrorism, war (whether or not declared), armed conflicts or otherwise) or
(iii) changes in conditions generally applicable to businesses in the clinical laboratory testing industry, including, without limitation, (A) changes in laws, regulations, rules, ordinances, policies, mandates, guidelines or other requirements of any Governmental Authority generally applicable to such businesses or industries or (B) changes in GAAP or its application.

Section 5.2.      Authorization; Validity of Agreement; Necessary Action.  Each of Parent and MergerCo has all
requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder.  The execution, delivery and performance by Parent and MergerCo of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action by the board of directors of Parent and the board of directors of MergerCo and by the stockholders of MergerCo, and no other action on the part of Parent or MergerCo is necessary to authorize the execution and delivery by
Parent or MergerCo of this Agreement and the consummation of the transactions contemplated hereby.  This
Agreement has been duly executed and delivered by Parent and MergerCo and, assuming due and valid authorization, execution and delivery hereof by the Company, is a valid and binding obligation of each of
Parent and MergerCo, as the case may be, enforceable against each of them in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and by general equitable principles.

Section 5.3.      No Conflict; Consents.  The execution and delivery by Parent and MergerCo of this Agreement, and the consummation by Parent and MergerCo of the transactions in accordance with the terms hereof, do not
(i) violate, conflict with or result in a default (whether after the giving of notice, lapse of time or both)
under, or give rise to a right of termination of, any contract, agreement, permit, license, authorization or obligation to which Parent or MergerCo is a party or by which its assets are bound, or any provision of the organizational documents of Parent or any of its Subsidiaries; (ii) violate or result in a violation of, or constitute a default (whether after the giving of notice, lapse of time or both) under, any provision of any law, regulation or rule, or any order of, or any restriction imposed by, any court or other governmental agency applicable to Parent or MergerCo or (iii) require from Parent or MergerCo any notice to, declaration or filing with, or consent or approval of any Governmental Authority or other third party, except, in each case, where such violation, conflict, default, termination or failure to provide notice or to obtain consent or approval, as applicable, would not be reasonably likely to have, individually or in the aggregate, a
Parent Material Adverse Effect other than (i) the filing of the Certificate of Merger under the DGCL, (ii)
required filings with the Securities and Exchange Commission and the New York Stock Exchange, and (iii)
filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (the "HSR Act") and applicable foreign competition laws.

Section 5.4.      Required Financing.  Parent and MergerCo have sufficient currently-available funds on hand to consummate the Merger, including, without limitation, to (a) pay the Merger Consideration pursuant to
Section 2.1(e), (b) pay the Indebtedness, and (c) pay any of their fees and expenses in connection with the
Merger or the financing thereof.

Section 5.5.      Brokers.  No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission from the Company in connection with the Merger based upon arrangements made by or on behalf of Parent, MergerCo or any of Parent's other Subsidiaries except UBS Securities LLC.

Section 5.6.      Litigation.  There is no suit, claim, action, proceeding or investigation pending or, to the knowledge of the senior management of Parent, threatened against Parent or MergerCo and neither Parent nor
MergerCo is subject to any outstanding order, writ, judgment, injunction or decree of any Governmental
Authority that, in either case, would be reasonably likely, individually or in the aggregate, to (a) prevent or materially delay the consummation of the Merger or (b) otherwise prevent or materially delay performance by Parent or MergerCo of any of their material obligations under this Agreement.

ARTICLE VI -                                 CONDUCT OF BUSINESS PENDING THE MERGER

Section 6.1.      Conduct of Business Prior to Closing.  The Company agrees that, between the date hereof and the Closing Date, it shall operate and cause its Subsidiaries to operate in the ordinary course of business, consistent with past practices, except as described in Schedule 6.1 or as otherwise contemplated by this
Agreement.  In furtherance of the foregoing, the Company will not:

(a)      change or introduce any method of management or operations except in the ordinary course of business and consistent with prior practices;

(b)      authorize for issuance, issue or sell or agree or commit to issue or sell (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other securities or equity equivalents (including, without limitation, stock appreciation rights) (other than the issuance of shares of Common Stock upon the exercise of Options or Warrants outstanding on the date of this Agreement in accordance with their present terms);

(c)      make any change to the Company's Certificate of Incorporation or By-laws or the organizational documents of its Subsidiaries, or change the authorized capital stock or equity interests of the
         Company or any Subsidiary;

(d)      (i) prepay any loans (if any) from its stockholders, officers or directors or any Person affiliated with any of the foregoing, (ii) make any change in its borrowing arrangements, (iii) modify, amend or terminate any of its material contracts except in as specifically provided in this Agreement or in the ordinary course of business or (iv) waive, release or assign any material rights or claims, other than in the ordinary course of business;

(e)      materially change accounting policies or procedures, except as required by law or by GAAP;

(f)      Except for the payment of bonuses and commissions under the Company Bonus Plan, Hospital and
         Specialist Account Executive Compensation Plan, Sales Compensation Plan - Executive Account Manager,
         PC Incentive Bonus Plan, VP of Managed Care National Accounts Bonus Plan, Regional Sales Director
         Commission Document and Account Executive Commission Program that are otherwise due and payable by their terms (a copy of each of the above mentioned Company Plans is attached hereto as Schedule
         6.1(f)) and under the Sale and Employee Retention Program (to the persons and in the amounts set forth on Schedule 6.1(f)), increase the rates of direct compensation or bonus compensation payable or to become payable to any employee of the Company or any Subsidiary, except in the ordinary course of business or in accordance with the existing terms of contracts entered into prior to the date of this Agreement;

(g)      make any material acquisition or capital expenditure other than in the ordinary course of business or as reserved against in the Company's annual budget;

(h)      declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock;

(i)      reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock except for repurchases of shares in connection with the termination of any employee or consultant pursuant to stock option agreements, restricted stock purchase agreements or stock award agreements, outstanding on the date of this Agreement;

(j)      incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the financial obligations of any
         Person, or make any loans or advances, except that the Company may borrow such sums as it deems necessary under its existing revolving line of credit pursuant to the terms of its Credit Agreement
         (but may not amend the Credit Agreement);

(k)      acquire (including, without limitation, by merger, consolidation, or acquisition of stock or assets)
         any corporation, partnership, other business organization or any division thereof or any material amount of assets;

(l)      authorize any capital commitment or capital lease which is in excess of $100,000 or capital expenditures which are, in the aggregate, in excess of $250,000;

(m)      mortgage, pledge or subject to Encumbrances, any of its assets or properties or agree to do so other than in the ordinary course of business;

(n)      enter into or agree to enter into any employment agreement (other than offer letters for non-executive new hires entered into in the ordinary course of business);

(o)      make any Tax election or settle or compromise any federal, state, local or foreign income material
         Tax liability;

(p)      settle or compromise any pending or threatened suit, action or claim (other than claims related to accounts receivable of the Company which were fully reserved in the balance sheet of the Company as of the Balance Sheet Date) or initiate any litigation against any third party;

(q)      pay, discharge or satisfy any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business, of liabilities reflected or reserved against in the balance sheet of the Company as of the Balance Sheet Date or subsequently incurred in the ordinary course of business in amounts not in excess of $250,000; or

(r)      enter into any executory agreement, commitment or undertaking to do any of the activities prohibited by the foregoing provisions.

         Prior to the Closing the Company shall be permitted to (a) make scheduled payments under the Credit
Agreement and (b) renew each of the insurance policies set forth on Schedule 4.15 for successive one month periods until this Agreement is either terminated or a Closing occurs; provided, that, in the event of such renewal, or renewals, the cost of such renewal, or renewals (the "Renewal Cost"), shall be credited to the
Common Equity Holders at Closing by way of a reduction of the Company Expenses by an amount equal to the
Renewal Cost.

ARTICLE VII -                                         ADDITIONAL AGREEMENTS

Section 7.1.      Stockholders Consent.

(a)      The Company, acting through the Company Board immediately following the execution of this Agreement by the Company, shall request, in accordance with applicable law, that following the execution of this Agreement the Company's stockholders (the "Stockholders," which terms shall include the holders of Common Stock and Preferred Stock) approve this Agreement by written consent, as permitted by the
         By-laws (the "Written Consent").

Section 7.2.      Access to Information.

(a)      Between the date of this Agreement and the Closing Date, the Company shall, and shall cause each of its Subsidiaries and each of the Company's and Subsidiaries' officers, employees and agents to, give
         Parent and MergerCo and their representatives reasonable access upon reasonable notice and during times mutually convenient to Parent and MergerCo and senior management of the Company to the facilities, properties, employees, books and records of the Company and its Subsidiaries as from time to time may be reasonably requested.

(b)      Any such investigation by Parent or MergerCo shall not unreasonably interfere with any of the businesses or operations of the Company and its Subsidiaries.  Neither Parent nor MergerCo shall, prior to the Closing Date, have any contact whatsoever with respect to the Company or any of its
         Subsidiaries or with respect to the transactions contemplated by this Agreement with any partner, lender, lessor, vendor, supplier, employee or consultant of the Company or any of its Subsidiaries, except in consultation with the Company and then only with the express prior approval of the
         Company, which approval shall not be unreasonably withheld.  All requests by Parent or MergerCo for access or information shall be submitted or directed exclusively to an individual or individuals to be designated by the Company.  Neither Parent nor MergerCo shall be permitted to conduct any invasive tests on any Leased Real Property without the prior written consent of the Company, which consent will not be unreasonably withheld with respect to any testing recommended in writing by counsel to Parent with respect to an environmental matter discovered after the date of this
         Agreement that is not disclosed in the Schedules hereto or was not available in the IntraLinks data room or otherwise provided to Parent or its counsel prior to the execution of this Agreement;
         provided, however, that the Parent may conduct indoor air testing for benzene levels at the
         Company's Calabasas, CA facility following reasonable prior written notice to the Company.

Section 7.3.      Confidentiality.  The parties shall adhere to the terms and conditions of that certain confidentiality agreement dated December 7, 2004 by and between the Company and Parent (the "Confidentiality
Agreement").

Section 7.4.      Regulatory and Other Authorizations; Consents.

(a)      The Company, Parent and MergerCo shall use reasonable best efforts to file notifications with
         Governmental Authorities and obtain the authorizations, consents, orders and approvals necessary for their execution and delivery of, and the performance of their obligations pursuant to, this
         Agreement.  If required by the HSR Act or any applicable foreign antitrust or other competition law, and if the appropriate filing of a pre-merger notification and report form pursuant to the HSR Act or any applicable foreign antitrust or other competition law has not been filed prior to the date hereof, each party hereto agrees to make an appropriate filing of a pre-merger notification and report form with respect to the transactions contemplated by this Agreement promptly after the date hereof and to supply promptly any additional information and documentary material that may be requested pursuant to the HSR Act or any applicable foreign antitrust or other competition law.  The parties hereto will not take any action that will have the effect of delaying, impairing or impeding the receipt of any required approvals and shall promptly respond to any requests for additional information from any Governmental Authority or filings in respect thereof.  Parent or MergerCo shall pay all filing and related fees in connection with any such filings that must be made by any of the parties under the HSR Act or any applicable foreign antitrust or other competition law.  Each of
         Parent, MergerCo and the Company hereby covenants and agrees to use reasonable best efforts to secure termination of any waiting periods under the HSR Act or any other applicable law and to obtain the approval of the Federal Trade Commission (the "FTC"), the Antitrust Division of the
         United States Department of Justice (the "DOJ") or any other Governmental Authority, as applicable, for the Merger and the other transactions contemplated hereby.  Notwithstanding the foregoing, nothing herein shall require Parent, in connection with the receipt of any regulatory approval, to agree to sell or divest any material assets or business or agree to restrict in any material way any business conducted by or proposed to be conducted by Parent, the Company, or any of their
         Subsidiaries, or to litigate or formally contest any proceedings relating to any regulatory approval process in connection with the Merger.  The Company and Parent each shall keep the other apprised of the status of matters relating to completion of the transactions contemplated hereby.

(b)      Each of Parent and MergerCo shall use commercially reasonable best efforts to assist the Company in obtaining the consents of third parties listed in Schedule 8.2(e), including (i) providing to such third parties such financial statements and other financial information as such third parties may reasonably request and (ii) agreeing to commercially reasonable adjustments to the terms of the agreements with such third parties (provided that neither party hereto shall be required to agree to any increase in the amount payable with respect thereto).

Section 7.5.      Press Releases.  The parties hereto will, and will cause each of their Affiliates and representatives to, maintain the confidentiality of this Agreement and will not, and will cause each of their
Affiliates not to, issue or cause the publication of any press release or other public announcement with respect to this Agreement or the transactions contemplated hereby without the prior written consent of the other parties hereto, which consent shall not be unreasonably withheld; provided, however, that a party may, without the prior consent of the other parties hereto, issue or cause publication of any such press release or public announcement to the extent that such party reasonably determines, after consultation with outside legal counsel, such action to be required by law or by the rules of any applicable self-regulatory organization, in which event such party will use its commercially reasonable efforts to allow the other parties hereto reasonable time to comment on such press release or public announcement in advance of its issuance.

Section 7.6.      No Solicitations.

(a)      The Company will not, and will not permit any of its Subsidiaries or any of the directors, officers, employees, advisors, representatives or agents of the Company or any of its Subsidiaries
         (collectively, the "Representatives") to, directly or indirectly, (i) discuss, negotiate, undertake, authorize, recommend, propose or enter into, either as the proposed surviving, merged, acquiring or acquired corporation, any transaction involving a merger, consolidation, business combination, purchase or disposition of any amount of the assets of the Company (other than the sale of inventory in the ordinary course of business) or any of its Subsidiaries or any capital stock of the Company or any of its Subsidiaries other than the transactions contemplated by this Agreement (an
         "Acquisition Transaction"), (ii) facilitate, encourage, solicit or initiate discussions, negotiations or submissions of proposals or offers in respect of an Acquisition Transaction, (iii) furnish or cause to be furnished, to any person or entity, any information concerning the business, operations, properties or assets of the Company or its Subsidiaries in connection with an Acquisition
         Transaction, or (iv) otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other person or entity to do or seek any of the foregoing, provided, however, that, at any time prior to the approval of this Agreement by the stockholders of the Company, if the Company receives a bona fide written Acquisition Transaction that was unsolicited and that did not otherwise result from a breach of this Section 7.6, the Company may furnish non-public information with respect to the Company and its Subsidiaries to the person who made such Acquisition Transaction and may participate in discussions regarding such Acquisition
         Transaction if (A) the Company Board determines in good faith, after receiving advice from its outside counsel, that failure to do so would violate its fiduciary duties to the Company's stockholders under applicable law, and (B) the Company Board determines that such Acquisition
         Transaction is a Superior Proposal (as defined in Section 7.6(c)).

(b)      The Company shall, and shall cause its Subsidiaries' and their representatives to, immediately cease and cause to be terminated any existing discussions or negotiations with any persons or entities
         (other than Parent and MergerCo) conducted heretofore with respect to any of the foregoing.  The
         Company agrees not to (and to cause its Subsidiaries not to) release any third party from the confidentiality provisions of any agreement to which the Company or any of its Subsidiaries is a party.

(c)      For the purposes of this Agreement, "Superior Proposal" means any Acquisition Transaction which the
         Company Board determines in its good faith judgment (after receiving advice from its financial advisor and taking into account all the terms and conditions of such proposal and the Merger including any conditions to consummation and the likelihood of such transaction being consummated)
         to be more favorable to the holders of Company Stock from a financial point of view than the Merger.

Section 7.7.      Officers' and Directors' Indemnification.

(a)      Parent and MergerCo agree that all rights to indemnification or exculpation existing in favor of, and all limitations on the personal liability of, each present and former director, officer, employee, fiduciary and agent of the Company and its Subsidiaries provided for in the respective charters or by-laws or otherwise in effect as of the date hereof shall continue in full force and effect for a period of six (6) years from the Effective Time; provided, however, that all rights to indemnification in respect of any claims (each a "Claim") asserted or made within such period shall continue until the disposition of such Claim.  From and after the Effective Time, Parent and the
         Surviving Corporation also agree to indemnify and hold harmless the present and former officers and directors of the Company and its Subsidiaries in respect of acts or omissions occurring prior to the
         Effective Time to the extent provided in any written indemnification agreements between the Company and/or one or more of its Subsidiaries and such officers and directors are listed in Schedule 7.7(a).

(b)      Prior to the Effective Time, the Company shall purchase an extended reporting period endorsement under the Company's existing directors' and officers' liability insurance coverage for the Company's directors and officers in a form acceptable to the Company that shall provide such directors and officers with coverage for six (6) years following the Effective Time of not less than the existing coverage and have other terms not materially less favorable to, the insured persons than the directors' and officers' liability insurance coverage presently maintained by the Company, so long as the aggregate cost is less than $200,000.  In the event that $200,000 is insufficient for such coverage, the Company may enter into an agreement to spend up to that amount to purchase such lesser coverage as may be obtained with such amount.  Parent shall, and shall cause the Surviving
         Corporation to, maintain such policy in full force and effect, and continue to honor the obligations thereunder.

(c)      The obligations under this Section 7.7 shall not be terminated or modified in such a manner as to adversely affect any Indemnified Party (as defined in Section 7.7(e)) to whom this Section 7.7 applies without the consent of such Indemnified Party (it being expressly agreed that the
         Indemnified Parties to whom this Section 7.7 applies shall be third party beneficiaries of this
         Section 7.7 and shall be entitled to enforce the covenants contained herein).

(d)      In the event Parent or the Surviving Corporation or any of their respective successors or assigns
         (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, to the extent necessary proper provision shall be made so that the successors and assigns of Parent or the
         Surviving Corporation, as the case may be, assume the obligations set forth in this Section 7.7.

(e)      For the purposes of this Agreement, "Indemnified Party" means any person who is now, or has been at any time prior to the date hereof, or who becomes prior to the Effective Time, a director, officer, employee, fiduciary or agent of the Company or any of its Subsidiaries.

Section 7.8.      Employee Benefit Arrangements.

(a)        The Company will adopt, or will cause to be adopted, all necessary corporate resolutions to terminate the Company 401(k) Retirement Plan, and any other 401(k) Plan (as defined below)
         maintained by the Company, effective as of no later than one day prior to Closing (but such termination may be contingent upon the Closing).  Immediately prior to such termination, the Company will make all necessary payments to fund the contributions: (i) necessary or required to maintain the tax-qualified status of the 401(k) Plan; (ii) for elective deferrals made pursuant to the 401(k)
         Plan for the period prior to termination; and (iii) for employer matching contributions (if any) for the period prior to termination.  A "401(k) Plan" means a qualified plan under Code Section 401(a)
         sponsored and maintained by the Company, which includes a qualified cash or deferred arrangement, as defined in Section 401(k) of the Code.  The Company shall provide Parent with a copy of resolutions duly adopted by the Company's board of directors terminating the 401(k) Plan.

(b)      Each of Parent and MergerCo acknowledges that consummation of the transactions contemplated by this
         Agreement will constitute a change in control of the Company (to the extent such concept is applicable) for purposes of the Company Plans.  From and after the Closing, as applicable, (i)
         Parent, MergerCo and the Surviving Corporation and their successors and assigns will honor in accordance with their terms all contracts, agreements, arrangements, policies, plans and commitments of the Company any the Subsidiaries as in effect immediately prior to the Effective Time that are applicable to any current or former employees or directors of the Company or any Subsidiary, including, without limitation, all cash bonus plans, stock option and stock incentive plans, employment agreements, consulting agreements, change-of-control agreements and severance agreements or plans between the Company and its Subsidiaries and any officer, director or employee of the
         Company or such Subsidiary in effect prior to the Closing Date, and (ii) without limiting the generality of the foregoing, the Surviving Corporation or Parent shall pay to the applicable officers and employees listed in Schedule 7.8(b) any amounts with respect to such severance obligations that become payable in accordance with their terms.  Notwithstanding the foregoing, the
         Sale and Employee Retention Program will not be assumed by Parent or MergerCo, but will be part of
         Company Expenses.

(c)      From and after the Effective Time, Parent shall, and shall cause the Surviving Corporation to, provide all employees of the Company or any Subsidiary who become employees of Parent, or remain employees of the Surviving Corporation or its Subsidiaries, with employee benefits, programs and arrangements that are equivalent to those provided to similarly situated employees of Parent and its other Subsidiaries.  Notwithstanding the foregoing, employees of the Company or any Subsidiary shall receive full credit for purposes of eligibility to participate, vesting, and current level of benefit accruals (but not for past benefit accruals) under any employee benefit plan, program or arrangement established or maintained by Parent or its successors and assigns after the Effective
         Time for service accrued or deemed accrued prior to the Effective Time with the Company or any
         Subsidiary; provided, however, that such crediting of service shall not operate to duplicate any benefit or the funding of any such benefit.  In addition, Parent shall waive, or cause to be waived, any limitations on benefits relating to any pre-existing conditions, for purposes of annual deductible and out-of-pocket limits under its medical and dental plans, deductible and out-of-pocket expenses paid by employees of the Company and its Subsidiaries in the calendar year in which the
         Effective Time occurs.

(d)      For a period of ninety (90) days following the Closing, Parent will not take any action or series of actions with respect to any employees of the Surviving Corporation that constitute (i) a "plant closing" as defined in the Worker Adjustment and Retraining Notification Act, 29 U.S.C.ss.ss.2101 et
         seq. (the "WARN Act") (or any similar state, local or foreign law) or (ii) a "mass layoff" as defined in the WARN Act (or any similar state, local or foreign law).

(e)      After the Closing, Parent shall cause the Surviving Corporation to honor all obligations that accrued prior to the Effective Time, and determinations or commitments that were made prior to the
         Effective Time by the Company or the Company's compensation committee with regard to the Company
         Bonus Plan, Hospital and Specialist Account Executive Compensation Plan, Sales Compensation Plan -
         Executive Account Manager, PC Incentive Bonus Plan, VP of Managed Care National Accounts Bonus Plan,
         Regional Sales Director Commission Document and the Account Executive Commission Program and to
         continue such Company Plans for the remainder of the fiscal year ending December 31, 2005.  A copy of each of the above named Company Plans is attached hereto as Schedule 6.1(f).  Except as is otherwise required by the existing terms of the written employment and severance agreements that are listed in Schedule 7.8(b), future accruals may be (but are not required to be) provided for under any such plan(s) or under any similar plan(s) of the Surviving Corporation or Parent.

(f)      All amounts required to be paid under this Section 7.8 shall be subject to applicable employment taxes, income and any other applicable tax withholdings.

Section 7.9.        Conveyance Taxes; Costs.  Parent shall be liable for and shall hold the Company harmless against any transfer, value added, excise, stock transfer, stamp, recording, registration and any similar
Taxes that become payable in connection with the Merger and other transactions contemplated hereby, and the applicable parties shall file such applications and documents as shall permit any such Tax to be assessed and paid on or prior to the Closing Date in accordance with any available pre-sale filing procedure.

Section 7.10.       Books and Records; Insurance.  Parent and MergerCo shall, and shall cause the Surviving
Corporation and each Subsidiary to, until the seventh anniversary of the Closing Date, retain all books, records and other documents pertaining to the business of the Company and its Subsidiaries in existence on the Closing Date and to make the same available for inspection and copying by the Stockholders'
Representative (and its representatives) as of immediately prior to the Effective Time at the expense of such
Stockholders' Representative during the normal business hours of Parent, MergerCo, the Surviving Corporation or such Subsidiary, as applicable, upon reasonable request and upon reasonable notice.  No such books, records or documents shall be destroyed after the seventh anniversary of the Closing Date by Parent, MergerCo or the Surviving Corporation, without first advising the Stockholders' Representative in writing and giving such persons, on behalf of the Stockholders as of immediately prior to the Effective Time, a reasonable opportunity to obtain possession thereof.

Section 7.11.       Further Action.  Each of the parties hereto shall use its respective commercially reasonable efforts to take or cause to be taken all appropriate action, do or cause to be done all things necessary, proper or advisable and execute and deliver such documents and other papers, as may be required to carry out the provisions of this Agreement and consummate and make effective the transactions contemplated by this Agreement.

Section 7.12.       Amendment of Tax Returns.  No amendment of any Tax Returns of the Company or its
Subsidiaries shall be filed for any taxable period or portion thereof ending on or prior to the Closing Date without the prior written consent of the Stockholders' Representative, which shall not be unreasonably withheld.

ARTICLE VIII -                                      CONDITIONS TO THE MERGER

Section 8.1.      Conditions to the Obligations of Each Party to Effect the Merger.  The respective obligations of each party to effect the Merger are subject to the fulfillment or waiver by consent of the other party, where permissible, at or prior to the Effective Time, of each of the following conditions:

(a)      Stockholder Approval.  This Agreement shall have been adopted and approved by the affirmative vote of the Stockholders as required by the DGCL, the Certificate of Incorporation and the By-Laws.

(b)      Regulatory Approvals.  The Parties will have received any necessary Governmental Authority approvals, or the termination or expiration of any waiting period (or any extension thereof) will have occurred without any outstanding notice from any Governmental Authority, under the HSR Act or other applicable foreign antitrust or competition law.

(c)      No Injunctions, Orders or Restraints; Illegality.  No preliminary or permanent injunction or other order, decree or ruling issued by a court or other Governmental Authority of competent jurisdiction nor any statute, rule, regulation or executive order promulgated or enacted by any Governmental
         Authority of competent jurisdiction shall be in effect which would have the effect of (i) making the consummation of the Merger illegal or (ii) otherwise prohibiting the consummation of the Merger.

Section 8.2.      Additional Conditions to Obligations of Parent and MergerCo.  The obligations of Parent and
MergerCo to effect the Merger are further subject to the satisfaction of the following conditions, any one or more of which may be waived only by an express writing by Parent and MergerCo at or prior to the Effective
Time:

(a)      Representations and Warranties.  Those representations and warranties of the Company set forth in this Agreement that are qualified by materiality or a Company Material Adverse Effect or words of similar effect shall be true and correct (except to the extent such representations and warranties expressly relate to a specific date or as of the date hereof, in which case such representations and warranties shall be true and correct as of such date), and those representations and warranties of the Company set forth in this Agreement that are not so qualified shall be true and correct (except to the extent such representations and warranties expressly relate to a specific date or as of the date hereof, in which case such representations and warranties shall be true and correct as of such date) except for such inaccuracies that would not be reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect.  Parent shall have received a certificate signed on behalf of the Company by the Chief Executive Officer or Chief Financial Officer of the Company,
         dated the Closing Date, to the foregoing effect.

(b)      Performance and Obligations of the Company.  The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time, and Parent shall have received a certificate signed on behalf of the Company by the Chief Executive Officer or Chief Financial Officer of the
         Company to the foregoing effect.

(c)      Secretary's Certificate.  The Company shall have delivered a certificate of the Secretary of the
         Company, dated as of the Closing Date, certifying as to (i) the incumbency of officers of the
         Company executing documents executed and delivered in connection herewith, (ii) the copies of the
         Certificate of Incorporation and By-Laws, each as in effect from the date of this Agreement until the Closing Date and (iii) a copy of the votes of the Company Board authorizing and approving the applicable matters contemplated hereunder.

(d)       Third Party Consents.  The consents or approvals of all Persons set forth in Schedule 8.2(d) shall have been obtained and shall be in full force and effect.

(e)      Terminated Contracts.  The Company shall have terminated all contracts set forth on Schedule 8.2(e)
         ("Affiliate Contracts") and all amounts or obligations due or owing under such Affiliate Contracts will have been fully discharged and released.

(f)      Stockholder Dissent.  Holders of not more than ten percent (10%) of the shares of the Company's capital stock eligible to vote on the Merger shall have exercised and perfected appraisal rights in accordance with Section 262 of the DGCL.

(g)      Escrow Agreement.  The Stockholders' Representative shall have executed and delivered the Escrow
         Agreement.

(h)      Opinion of Counsel.  Parent shall have received the opinion letter dated the Closing Date of Goodwin
         Procter LLP, counsel to the Company, to the effect set forth in Exhibit B hereto, and the opinion letter dated the Closing Date of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. , counsel to the Company, to the effect set forth in Exhibit C hereto.

(i)      Absence of Company Material Adverse Effect.  No event or circumstance shall have occurred which has resulted in or would reasonably be expected to result in a Company Material Adverse Effect.

Section 8.3.      Additional Conditions to Obligations of the Company.  The obligation of the Company to effect the Merger is further subject to the satisfaction of the following conditions, any one or more of which may be waived only by an express writing by the Company at or prior to the Effective Time:

(a)      Representations and Warranties.  Those representations and warranties of Parent and MergerCo set forth in this Agreement that are qualified by materiality or a Parent Material Adverse Effect or words of similar effect shall be true and correct (except to the extent such representations and warranties expressly relate to a specific date or as of the date hereof, in which case such representations and warranties shall be true and correct as of such date), and those representations and warranties of Parent and MergerCo set forth in this Agreement that are not so qualified shall be true and correct (except to the extent such representations and warranties expressly relate to a specific date or as of the date hereof, in which case such representations and warranties shall be true and correct as of such date), except for such inaccuracies as, individually or in the aggregate, would not be reasonably likely to have a Parent Material Adverse Effect.  The Company shall have received a certificate signed on behalf of the Parent by an authorized officer of the
         Parent, dated the Closing Date, to the foregoing effect.

(b)      Performance of Obligations of Parent and MergerCo.  Each of Parent and MergerCo shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time, and the Company shall have received a certificate signed on behalf of Parent by an authorized officer of Parent, dated as of the Closing Date, to the foregoing effect.

ARTICLE IX -                       SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION
Section 9.1.      Survival.  Subject to the limitations and other provisions of this Agreement, the representations and warranties of the parties hereto contained herein, as the case may be, shall survive the
Closing and shall remain in full force and effect until the first anniversary of the Closing Date; provided that such one (1) year period shall not apply to the representations and warranties set forth in Sections
4.1(b), 4.2 and 4.8 (collectively, the "Excluded Representations and Warranties") and in each such case such
Excluded Representation and Warranty shall survive until the expiration of the statute of limitations with respect thereto.  Neither party shall have any obligation under this Article IX following any such applicable termination.

Section 9.2.      Indemnification by the Common Equity Holders; Escrow .

(a)      Subject to the other terms and conditions of this Agreement, Parent, MergerCo and their respective officers and directors (each a "Parent/MergerCo Indemnified Party") shall be held harmless and indemnified from the Escrow Fund to the extent of any Losses (as defined in Section 11.7(d))
         resulting from (i) the breach of any representation or warranty of the Company contained herein or contained in a certificate of any officer of the Company delivered pursuant to this Agreement, (ii)
         any breach of any covenant or agreement of the Company contained herein, (iii) Taxes of the Company in respect of any period ending, or any transaction or business occurring, on or before the close of business on the Closing Date and (iv) the use of benzene at the Company's Calabasas facility prior to the Closing Date; provided, however, that the determination of Taxes of the Company for purposes of this Section 9.2(a)(iii) (A) shall take into account the Tax attributes of the Company as in existence immediately before the close of business on the Closing Date and (B) shall not take into account any Taxes of the Company arising from transactions outside the ordinary course of business that occur after the Effective Time on the Closing Date.

(b)      The Parent/MergerCo Indemnified Parties' indemnification rights pursuant to Section 9.2(a) shall be limited as follows:

(i)      The Parent/MergerCo Indemnified Parties shall not be entitled to any indemnification until the aggregate dollar amount of all Losses that would otherwise be indemnifiable pursuant to
                  Section 9.2(a) exceeds $1,000,000 (the "Threshold Amount"), and then only to the extent such aggregate amount exceeds such Threshold Amount.  Notwithstanding the foregoing, this Section
                  9.2(b)(i) shall not apply to Losses resulting from a breach of the Excluded Representations and Warranties.

(ii)     The Parent/MergerCo Indemnified Parties shall not be able to seek indemnification pursuant to
                  Section 9.2(a) for any amount of indemnifiable Losses in excess of the Escrow Amount and the right of the Parent/MergerCo Indemnified Parties to recover for any indemnifiable Losses shall be limited solely and exclusively to the Escrow Amount.  Notwithstanding the foregoing, this Section 9.2(b)(ii) shall not apply to Losses resulting from a breach of the
                  Excluded Representations and Warranties.

(iii)    With respect to Losses resulting from a breach of the Excluded Representations and Warranties, such claims for indemnification shall be made first against the Escrow Amount, and then only after the Escrow Amount is fully exhausted may a Parent/MergerCo Indemnified Party seek recourse directly against the Common Equity Holders for indemnification hereunder.

(iv)     In no event shall the Parent/MergerCo Indemnified Parties seek recovery from any Common Equity
                  Holder for any Losses resulting from a breach of the Excluded Representations and Warranties pursuant to this Article IX in excess of such Common Equity Holder's pro rata portion of such Loss, which pro rata portion shall be identical to such Common Equity Holder's pro rata portion of the Aggregate Common Equity Holder Consideration, nor shall the Parent/MergerCo
                  Indemnified Parties seek recovery from any Common Equity Holder for any Losses attributable to a breach of this Agreement by any other Common Equity Holder or holder of Company Stock.

(v)      No indemnification shall be payable to a Parent/MergerCo Indemnified Party with respect to claims asserted by such Parent/MergerCo Indemnified Party pursuant to Section 9.2(a) after the first anniversary of the Closing Date (the "Indemnification Cut-Off Date").  Notwithstanding
                  the foregoing, this Section 9.2(b)(v) shall not apply to claims by a Parent/MergerCo
                  Indemnified Party of a breach of the Excluded Representations and Warranties.

(vi)     In no event shall a Parent/MergerCo Indemnified Party be entitled to indemnification under this
                  Article IX for any claim made by any Optionholder with respect to the termination of such
                  Optionholder's Options and cash-out thereof of as provided in Section 2.2 of this Agreement.

(c)      The Parent/MergerCo Indemnified Parties shall not be entitled to indemnification for any Losses resulting from a breach of any of the representations, warranties and covenants set forth in this
         Agreement to the extent that the Parent/MergerCo Indemnified Parties have failed to first use commercially reasonable efforts to recover any Losses by exhausting any available remedies against insurers or other third parties with respect to any contractual rights to indemnification, reimbursement, offset or recovery against such third parties existing as of the Closing Date.  Any amounts received from such insurers or such other third parties shall reduce the amount of Losses for determining the amount of the indemnity obligation under this Article IX.

(d)      A Parent/MergerCo Indemnified Party shall give the Stockholders' Representative written notice of any claim, assertion, event or proceeding by or in respect of a third party as to which such
         Parent/MergerCo Indemnified Party may request indemnification hereunder or as to which the Threshold
         Amount may be applied as soon as is practicable and in any event within thirty (30) days of the time that such Parent/MergerCo Indemnified Party learns of such claim, assertion, event or proceeding;
         provided, however, that the failure to so notify the Stockholders' Representative shall not affect rights to indemnification hereunder except to the extent that the Common Equity Holders are materially prejudiced by such failure.  The Stockholders' Representative shall have the right to direct, through counsel of its own choosing (who shall be reasonably acceptable to Parent and the
         Surviving Corporation), the defense or settlement of any such claim or proceeding at its own expense.  If the Stockholders' Representative elects to assume the defense of any such claim or proceeding, the Stockholders' Representative shall consult with the Parent/MergerCo Indemnified
         Party for the purpose of allowing the Parent/MergerCo Indemnified Party to participate in such defense, but in such case the expenses of the Parent/MergerCo Indemnified Party shall be paid by the
         Parent/MergerCo Indemnified Party.  A Parent/MergerCo Indemnified Party shall provide and shall cause the Company to provide, as applicable, the Stockholders' Representative and counsel with access to its records and personnel relating to any such claim, assertion, event or proceeding during normal business hours and shall otherwise cooperate with the Stockholders' Representative in the defense or settlement thereof, and the Common Equity Holders shall reimburse Parent/MergerCo
         Indemnified Party for all its reasonable out-of-pocket expenses in connection therewith.  If the
         Stockholders' Representative elects to direct the defense of any such claim or proceeding,
         Parent/MergerCo Indemnified Party shall not pay, or permit to be paid, any part of any claim or demand arising from such asserted liability unless the Stockholders' Representative consents in writing to such payment or unless the Stockholders' Representative, subject to the last sentence of this Section 9.2(d), withdraws from the defense of such asserted liability or unless a final judgment from which no appeal may be taken by or on behalf of the Common Equity Holders is entered against Parent/MergerCo Indemnified Party for such liability.  If the Stockholders' Representative fails to defend or if, after commencing or undertaking any such defense, the Stockholders'
         Representative fails to prosecute or withdraws from such defense, Parent/MergerCo Indemnified Party shall have the right to undertake the defense or settlement thereof, at the Common Equity Holders'
         expense.  If the Parent/MergerCo Indemnified Party assumes the defense of any such claim or proceeding pursuant to this Section 9.2(d) and proposes to settle such claim or proceeding prior to a final judgment thereon or to forego any appeal with respect thereto, then the Parent/MergerCo
         Indemnified Party shall give the Stockholders' Representative prompt written notice thereof, and the
         Stockholders' Representative shall have the right to participate in the settlement or assume or reassume the defense of such claim or proceeding.

(e)      No Parent/MergerCo Indemnified Party shall be entitled to any additional indemnification hereunder for any Loss to the extent such Loss is accounted for and, if applicable, paid under the working capital adjustment and post closing working capital adjustment provisions of Sections 2.6 and 2.7.

(f)      Anything herein to the contrary notwithstanding, no breach of any representation, warranty, covenant or agreement contained herein shall give rise to any right on the part of Parent, MergerCo or a
         Parent/MergerCo Indemnified Party, after the consummation of the transactions contemplated hereby, to rescind this Agreement or any of the transactions contemplated hereby.

(g)      The Common Equity Holders shall not have any liability under any provision of this Agreement for any multiple of damages or diminution in value.  Parent, MergerCo and each Parent/MergerCo Indemnified
         Party shall take all reasonable steps to mitigate Losses for which indemnification may be claimed by them pursuant to this Agreement upon and after becoming aware of any event that could reasonably be expected to give rise to any such Losses.

(h)      Any liability for indemnification under this Section 9.2 shall be determined without duplication of recovery by reason of the state of facts giving rise to such liability constituting a breach of more than one representation, warranty, covenant or agreement.

(i)      Each of the parties to this Agreement hereby acknowledge and agree that $3,750,000 of the Escrow
         Fund will be available solely for the payment to Parent of the Final Closing Underage, if any, and shall not, under any circumstance, be available to satisfy any Parent/MergerCo Indemnified Party's claim for any Loss under this Article IX.  The Parent/MergerCo Parties' right to seek indemnification from the Escrow Fund under this Article IX shall be limited to $11,250,000.

Section 9.3.      Stockholders' Representative.

(a)      Appointment.  The Stockholders' Representative shall have full power and authority to take all actions under this Agreement and the Escrow Agreement that are to be taken by the Stockholders'
         Representative.  The Stockholders' Representative shall take any and all actions which it believes are necessary or appropriate under this Agreement and the Escrow Agreement, including, without limitation, executing the Escrow Agreement as Stockholders' Representative, giving and receiving any notice or instruction permitted or required under this Agreement or the Escrow Agreement by the
         Stockholders' Representative, interpreting all of the terms and provisions of this Agreement and the
         Escrow Agreement, authorizing payments to be made with respect hereto or thereto, obtaining reimbursement as provided for herein for all out-of-pocket fees and expenses and other obligations of or incurred by the Stockholders' Representative in connection with this Agreement and the Escrow
         Agreement, defending all indemnity claims against the Escrow Fund pursuant to Section 9.2 of this
         Agreement (an "Indemnity Claim"), consenting to, compromising or settling all Indemnity Claims, conducting negotiations with Parent and its agents regarding such claims, dealing with Parent and the Escrow Agent under this Agreement, taking any all other actions specified in or contemplated by this Agreement and the Escrow Agreement, and engaging counsel, accountants or other representatives in connection with the foregoing matters.  Without limiting the generality of the foregoing, the
         Stockholders' Representative shall have the full power and authority to interpret all the terms and provisions of this Agreement and the Escrow Agreement and to consent to any amendment hereof or thereof in its capacity as Stockholders' Representative.

(b)      Authorization.  The Company, Parent and MergerCo each hereby authorizes the Stockholders'
         Representative to:

(i)      Receive all notices or documents given or to be given to Stockholders' Representative pursuant hereto or to the Escrow Agreement or in connection herewith or therewith and to receive and accept services of legal process in connection with any suit or proceeding arising under this Agreement or the Escrow Agreement;

(ii)     Engage counsel, and such accountants and other advisors and incur such other expenses in connection with this Agreement or the Escrow Agreement and the transactions contemplated hereby or thereby as the Stockholders' Representative may in its sole discretion deem appropriate; and

(iii)    After the Effective Time, take such action as the Stockholders' Representative may in its sole discretion deem appropriate in respect of: (A) waiving any inaccuracies in the representations or warranties of Parent or MergerCo contained in this Agreement or in any document delivered by Parent or MergerCo pursuant hereto: (B) taking such other action as the Stockholders' Representative is authorized to take under this Agreement or the Escrow
                  Agreement; (C) receiving all documents or certificates and making all determinations, in its capacity as Stockholders' Representative, required under this Agreement or the Escrow
                  Agreement; and (D) all such actions as may be necessary to carry out any of the transactions contemplated by this Agreement and the Escrow Agreement, including, without limitation, the defense and/or settlement of any claims for which indemnification is sought pursuant to this
                  Article IX, the determination of all amounts under Article II and any waiver of any obligation of Parent or the Surviving Corporation.

                  The parties' intent is that the Stockholders' Representative will act in the best interest of the Common Equity Holders, as if appointed by each of the Common Equity Holders as their representative.  Notwithstanding the foregoing, or any provision herein to the contrary, the
         Stockholders' Representative is not an agent of the Common Equity Holders and shall have no duties to the Common Equity Holders or liability to the Common Equity Holders with respect to any action taken, decision made or instruction given by the Stockholders' Representative in connection with the
         Escrow Agreement or this Agreement.

(c)      Indemnification of Stockholders' Representative.  The Stockholders' Representative shall be indemnified for and shall be held harmless against any loss, liability or expense incurred by the
         Stockholders' Representative or any of its Affiliates and any of their respective partners, directors, officers, employees, agents, stockholders, consultants, attorneys, accountants, advisors, brokers, representatives or controlling persons, in each case relating to the Stockholders'
         Representative's conduct as Stockholders' Representative, other than losses, liabilities or expenses resulting from the Stockholders' Representative's gross negligence or willful misconduct in connection with its performance under this Agreement and the Escrow Agreement.  This indemnification shall survive the termination of this Agreement.  The costs of such indemnification (including the costs and expenses of enforcing this right of indemnification) shall be paid from the Escrow Fund.
         The Stockholders' Representative may, in all questions arising under this Agreement, rely on the advice of counsel and for anything done, omitted or suffered in good faith by the Stockholders'
         Representative in accordance with such advice, the Stockholders' Representative shall not be liable to the Stockholders or the Escrow Agent or any other person.  In no event shall the Stockholders'
         Representative be liable hereunder or in connection herewith for (i) any indirect, punitive, special or consequential damages, or (ii) any amounts other than those that are satisfied out of the Escrow
         Fund.

(d)      Access to Information.  The Stockholders' Representative shall have reasonable access to information of and concerning any Indemnity Claim and which is in the possession, custody or control of Parent or the Surviving Corporation and the reasonable assistance of Parent's and the Surviving
         Corporation's officers and employees for purposes of performing the Stockholders' Representative duties under this Agreement or the Escrow Agreement and exercising its rights under this Agreement and the Escrow Agreement, including for the purpose of evaluating any Indemnity Claim against the
         Escrow Fund by Parent; provided that the Stockholders' Representative shall treat confidentially and not, except in connection with enforcing its rights under this Agreement and the Escrow Agreement, disclose any nonpublic information from or concerning any Indemnity Claim to anyone (except to the
         Stockholders' Representative's attorneys, accountants or other advisers, to Stockholders and on a need-to-know basis to other individuals who agree to keep such information confidential).

(e)      Reasonable Reliance.  In the performance of its duties hereunder, the Stockholders' Representative shall be entitled to rely upon any document or instrument reasonably believed to be genuine, accurate as to content and signed by any Common Equity Holder or any party hereunder.  The
         Stockholders' Representative may assume that any person purporting to give any notice in accordance with the provisions hereof has been duly authorized to do so.

(f)      Orders.  The Stockholders' Representative is authorized, in its sole discretion, to comply with final, nonappealable orders or decisions issued or process entered by any court of competent jurisdiction or arbitrator with respect to the Escrow Fund.  If any portion of the Escrow Fund is disbursed to the Stockholders' Representative and is at any time attached, garnished or levied upon under any court order, or in case the payment, assignment, transfer, conveyance or delivery of any such property shall be stayed or enjoined by any court order, or in case any order, judgment or decree shall be made or entered by any court affecting such property or any part thereof, then and in any such event, the Stockholders' Representative is authorized, in its sole discretion, but in good faith, to rely upon and comply with any such order, writ, judgment or decree which it is advised by legal counsel selected by it is binding upon it without the need for appeal or other action; and if the Stockholders' Representative complies with any such order, writ, judgment or decree, he shall not be liable to any Common Equity Holder or to any other Person by reason of such compliance even though such order, writ, judgment or decree may be subsequently reversed, modified, annulled set aside or vacated.

(g)      Removal of Stockholders' Representative; Authority of Stockholders' Representative.  A majority in interest of the Common Equity Holders shall have the right at any time during the term of the Escrow
         Agreement to remove the then-acting Stockholders' Representative to appoint a successor
         Stockholders' Representative; provided, however, that neither such removal of the then acting
         Stockholders' Representative nor such appointment of a successor Stockholders' Representative shall be effective until the delivery to the Escrow Agent if executed counterparts of a writing signed by each such Common Equity Holder with respect to such removal and appointment, together with an acknowledgement signed by the successor Stockholders' Representative appointed in such writing that he, she or it accepts the responsibility of successor Stockholders' Representative and agrees to perform and be bound by all of the provisions of this Agreement applicable to the Stockholders'
         Representative.  For all purposes hereunder, a majority in interest of the Common Equity Holders shall be determined on the basis of each Common Equity Holders pro rata portion of the Aggregate
         Common Equity Consideration.  Each successor Stockholders' Representative shall have all of the power, authority, rights and privileges conferred by this Agreement upon the original Stockholders'
         Representative, and the term "Stockholders' Representative" as used herein and in the Escrow
         Agreement shall be deemed to include any interim or successor Stockholders' Representative.

(h)      Expenses of the Stockholders' Representative.  The Stockholders' Representative shall be entitled to withdraw cash amounts held in the Escrow Fund as provided in the Escrow Agreement in reimbursement for out of pocket fees and expenses (including legal, accounting and other advisors' fees and expenses, if applicable) incurred by the Stockholders' Representative in performing under this
         Agreement and the Escrow Agreement.

(i)      Irrevocable Appointment.  Subject to Section 9.4(g), the appointment of the Stockholders'
         Representative hereunder is irrevocable and any action taken by the Stockholders' Representative pursuant to the authority granted in this Section 9.4 shall be effective and absolutely binding as the action of the Stockholders' Representative under this Agreement or the Escrow Agreement.

Section 9.4.      Treatment of Indemnity Payments.  All payments made pursuant to this Article IX shall be treated as adjustments to the Merger Consideration for tax purposes, and such agreed treatment shall govern for purposes of this Agreement.

Section 9.5.      Remedies Exclusive.  From and after the Closing, the rights of Parent, MergerCo and the
Parent/MergerCo Indemnified Parties to indemnification relating to this Agreement or the transactions contemplated hereby shall be strictly limited to those contained in this Article IX, and such indemnification rights shall be the sole and exclusive remedies of Parent, MergerCo and the Parent/MergerCo Indemnified
Parties subsequent to the Closing Date with respect to any matter in any way relating to this Agreement or arising in connection herewith.  To the maximum extent permitted by law, Parent, MergerCo and the
Parent/MergerCo Indemnified Parties hereby waive all other rights and remedies with respect to any matter in any way relating to this Agreement or arising in connection herewith, whether under any laws at common law or otherwise.  Notwithstanding anything to the contrary herein, the existence of this Article and of the rights and restrictions set forth herein do not limit any legal remedy against the parties hereto to claims based on fraud.  No holder of shares of the Company's Stock shall have any right to contribution from the Company
(except to the extent covered by the Company's insurance policies in effect immediately prior to closing) for any claim made by Parent, MergerCo, the Parent/MergerCo Indemnified Parties or the Surviving Company with respect to any loss claimed by Parent, MergerCo, the Parent/MergerCo Indemnified Parties or the Surviving
Company after the Effective Time.

ARTICLE X -                                     TERMINATION, AMENDMENT AND WAIVER

Section 10.1.       Termination.  This Agreement may be terminated at any time prior to the Effective Time, whether before or after stockholder approval thereof:

(a)      by the mutual written consent of Parent, MergerCo and the Company;

(b)      by either of the Company, on the one hand, or Parent or MergerCo, on the other hand, by written notice to the other:

(i)      by Parent or MergerCo, if the Company does not deliver, within two (2) Business Days of the date of this Agreement, signature pages to the Written Consent of stockholders representing at least ninety-two and one tenth percent (92.1%) of each class of the issued and outstanding Company
                  Stock;

(ii)     if any Governmental Authority of competent jurisdiction shall have issued an injunction or taken any other action (which injunction or other action the parties hereto shall use their best efforts to lift) that permanently restrains, enjoins or otherwise prohibits the consummation of the Merger, and such injunction shall have become final and non-appealable; or

(iii)    if the consummation of the Merger shall not have occurred on or before the forty-fifth (45th) day following the date of this Agreement (the "Drop Dead Date"); provided that, if the failure to obtain the termination or expiration of the waiting period under the HSR Act is the sole reason that the Closing has not occurred on or prior to the Drop Dead Date, the Drop Dead
                  Date shall be extended until the one hundred twentieth (120) day following the date of this
                  Agreement; provided further that, the right to terminate this Agreement under this Section
                  10.1(b)(iii) shall not be available to any party whose failure to comply with any provision of this Agreement has been the cause of, or resulted in, the failure of the Merger to occur on or before such date.

(c)      by the Company, if the Company is not then in material breach of any term of this Agreement, upon written notice to Parent, upon a material breach of any representation, warranty or covenant of
         Parent or MergerCo contained in this Agreement, provided that such breach is not capable of being cured or has not been cured within thirty (30) days after the giving of notice thereof by the
         Company to Parent; or

(d)      by Parent or MergerCo, if neither Parent nor MergerCo is then in material breach of any term of this
         Agreement, upon written notice to Company, upon a material breach of any representation, warranty or covenant of the Company contained in this Agreement, provided that such breach is not capable of being cured or has not been cured within thirty (30) days after the giving of notice thereof by
         Parent or MergerCo to the Company.

Section 10.2.       Effect of Termination.  In the event of the termination of this Agreement pursuant to
Section 10.1, this Agreement shall forthwith become null and void and have no effect, without any liability on the part of Parent, MergerCo or the Company and their respective directors, officers, employees, partners, managers, members or stockholders and all rights and obligations of any party hereto shall cease, except for the agreements contained in Sections 7.3, 7.5, this Section 10.2 and Article XI; provided, however, that nothing contained in this Section 10.2 shall relieve any party from liabilities or damages arising out of any fraud or willful breach by such party of any of its representations, warranties, covenants or other agreements contained in this Agreement.

Section 10.3.       Amendment.  This Agreement may be amended by the parties hereto by an instrument in writing signed on behalf of each of the parties hereto at any time before or after any approval hereof by the stockholders of the Company and MergerCo; provided, however, that after any such stockholder approval, no amendment shall be made that by law requires further approval by the stockholders without obtaining such approval.

Section 10.4.       Extension; Waiver.  At any time prior to the Effective Time, the parties hereto may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto and (c) waive compliance by the other party with any of the agreements or conditions contained herein.  Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of the party against which such waiver or extension is to be enforced.  Waiver of any term or condition of this
Agreement by a party shall not be construed as a waiver of any subsequent breach or waiver of the same term or condition by such party, or a waiver of any other term or condition of this Agreement by such party.

ARTICLE XI -                                           GENERAL PROVISIONS

Section 11.1.       Notices.  All notices, requests, claims, demands and other communications under this
Agreement will be in writing and will be deemed given if delivered personally, sent by overnight courier
(providing proof of delivery) or via facsimile to the parties at the following addresses (or at such other address for a party as specified by like notice):

(a)      if to the Company, to:

                           Esoterix, Inc.
                           4509 Freidrich Lane
                           Building 1, Suite 100
                           Austin, TX 78744
                           Attn: James A. McClintic, President
                           Fax: 512-225-1252

                           With a copy to:

                           Behrman Capital, L.P.
                           126 East 56th Street, 27th Floor
                           New York, NY 10022
                           Attn:  Grant Behrman and Mark Visser
                  .........Facsimile:  (212) 980-7024

                           with copy to:

                           Goodwin Procter LLP
                           599 Lexington Avenue
                           New York, NY 10022
                           Attn:  A.J. Weidhaas, Esq.
                  .........Facsimile:  (212) 355-3333

(b)      if to Parent or MergerCo, to:

                           Laboratory Corporation of America Holdings
                           430 South Spring Street, 1st Floor
                           Burlington, North Carolina  27215
                           Attn:  Chief Legal Officer
                  .........Facsimile:  (336) 226-3835

                           with a copy to:

                           Hogan and Hartson L.L.P.
                           111 South Calvert Street, 16th Floor
                           Baltimore, Maryland  21202
                           Attn:  Michael J. Silver
                  .........Facsimile:  (410) 539-6981

(c)      if to the Stockholders' Representative, to:

                           Behrman Capital II L.P.
                           126 East 56th Street, 27th Floor
                           New York, NY 10022
                           Attn:  Grant Behrman and Mark Visser
                  .........Facsimile:  (212) 980-7024

                           with copy to:

                           Goodwin Procter LLP
                           599 Lexington Avenue
                           New York, NY 10022
                           Attn:  A.J. Weidhaas, Esq.
                  .........Facsimile:  (212) 355-3333

Section 11.2.       Interpretation.  The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 11.3.       Disclosure Schedules.  Information set forth in the schedules to this Agreement (the
"Schedules") is included solely for informational purposes and may not be required to be disclosed pursuant to this Agreement.  The disclosure of any information shall not be deemed to constitute an acknowledgment that such information is required to be disclosed in connection with the representations and warranties made by
Parent, MergerCo or the Company, as applicable, in this Agreement or that such information is material, nor shall such information be deemed to establish a standard of materiality, nor shall it be deemed an admission of any liability of, or concession as to any defense available to, Parent, MergerCo, the Company or the
Common Equity Holders, as applicable.  The section number headings in the Schedules correspond to the Section numbers in this Agreement and any information disclosed in any section of the Schedules shall be deemed to be disclosed and incorporated into any other section of the Schedules where such disclosure would be appropriate and reasonably apparent.

Section 11.4.       Assignment.  Except as expressly permitted by the terms hereof, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties.

Section 11.5.       Severability.  If any provision of this Agreement, or the application thereof to any person or circumstance is held invalid or unenforceable, the remainder of this Agreement, and the application of such provision to other persons or circumstances, shall not be affected thereby, and to such end, the provisions of this Agreement are agreed to be severable.

Section 11.6.       No Agreement Until Executed.  Irrespective of negotiations among the parties or the exchanging of drafts of this Agreement, this Agreement shall not constitute or be deemed to evidence a contract, agreement, arrangement or understanding among the parties hereto unless and until (a) the Company
Board has approved, for purposes of Section 151 of the DGCL and any applicable provision of the Certificate of Incorporation, the terms of this Agreement and (b) this Agreement is executed by the parties hereto.

Section 11.7.       Certain Definitions.  For purposes of this Agreement:

(a)      An "Affiliate" of any Person means another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person.

(b)      "Aggregate Common Equity Holder Consideration" means the Merger Consideration less the Redeemable
         Liquidation Preference Amount.

(c)      "Intellectual Property" means all intellectual property rights owned or used by the Company or any
         Subsidiary of the Company arising from or in respect of the following, whether protected, created or arising under the laws of the United States or any other jurisdiction: (i) all patents and applications therefor, including continuations, divisionals, continuations-in-part, or reissues of patent applications and patents issuing thereon (collectively, "Patents"), (ii) all fictional business names, trademarks, service marks, trade names, service names, brand names, trade dress rights, logos, Internet domain names and corporate names and general intangibles of a like nature, together with the goodwill associated with any of the foregoing, and all applications, registrations and renewals thereof (collectively, "Marks"), (iii) copyrights and registrations and applications therefor, works of authorship and mask work rights (collectively, "Copyrights"), (iv) discoveries, concepts, research and development, know-how, formulae, inventions, compositions, manufacturing and production processes and techniques, procedures, designs, drawings, specifications,  and other proprietary and confidential information, including customer lists, supplier lists, pricing and cost information, business and marketing plans and proposals of Company, in each case excluding any rights in respect of any of the foregoing that comprise or are protected by Copyrights or Patents, and (v) any and all: (A) computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code; (B) databases and complications, including any and all data and collections of data, whether machine readable or otherwise; (C) descriptions, flow-charts and other work product used to design, plan, organize and develop any of the foregoing; and (D) all documentation including user manuals and other training documentation related to any of the foregoing.

(d)      "Losses" of a Person means any and all losses, liabilities, damages, claims, awards, judgments, costs and expenses (including, without limitation, reasonable attorneys' fees) actually suffered or incurred by such Person or accrued for under GAAP.

(e)      "Net Working Capital" means the sum of the consolidated accounts receivable (net of any allowances)
         and inventory (net of any allowances) of the Company and its Subsidiaries, reduced by the sum of the consolidated accounts payable and accrued payroll and related withholding and payroll taxes.  The forgoing shall specifically exclude (i) accrued interest on Indebtedness, (ii) the current portion of Indebtedness, (iii) deferred income taxes, (iv) any accrual for any value attributable to the
         Warrants, (v) any accrual for Company Expenses associated with this Agreement and the transactions contemplated hereby, (vi) any accrual for payments to be made under the Company's Sale and Employee
         Retention Plan and any other accrued severance payments and (vii) cash.  In each case these amounts are to be determined consistent with the past practices of the Company and in accordance with the accounting principles used in the Base Balance Sheet.

(f)      "Person" means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity or group (as defined in Section
         13(d) of the Securities Exchange Act of 1934, as amended).

(g)      "Stockholders' Representative" means Behrman Capital II L.P.

(h)      "Subsidiary" means any corporation more than 50% of whose outstanding voting securities, or any partnership, joint venture or other entity more than 50% of whose total equity interest, is directly or indirectly owned by Parent or the Company, as the case may be.

Section 11.8.       Interpretation.  When a reference is made in this Agreement to an Article, Section,
Schedule or Exhibit, such reference will be to an Article or Section of, or a Schedule or Exhibit to, this
Agreement unless otherwise indicated.  The table of contents and headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.
Whenever the words "include", "includes" or "including" are used in this Agreement, they will be deemed to be followed by the words "without limitation."  The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement will refer to this Agreement as a whole and not to any particular provision of this Agreement.  All terms used herein with initial capital letters have the meanings ascribed to them herein and all terms defined in this Agreement will have such defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.  The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term.  Any agreement, instrument or statute defined or referred to herein, or in any agreement or instrument that is referred to herein, means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein.  References to a Person are also to its permitted successors and assigns.

Section 11.9.       Fees and Expenses.  Subject to Section 2.5 above, and except as otherwise set forth in this Agreement, whether or not the Merger is consummated, each of Parent (on behalf of Parent and MergerCo), on the one hand, and the Company, on the other hand, shall bear its own expenses in connection with the negotiation and the consummation of the transactions contemplated by this Agreement.

Section 11.10.    Choice of Law/Consent to Jurisdiction.  All disputes, claims or controversies arising out of or relating to this Agreement, or the negotiation, validity or performance of this Agreement, or the transactions contemplated hereby shall be governed by and construed in accordance with the laws of the State of New York.  Each of the parties hereby consents to personal jurisdiction, service of process and venue in the federal or state courts of the State of New York for any claim, suit or proceeding arising under this
Agreement, or in the case of a third party claim subject to indemnification hereunder, in the court where such claim is brought.

Section 11.11.    Specific Performance.  The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of proper jurisdiction, including without limitation the obligation to close the Merger on the
Closing Date pursuant to Section 1.4 hereof.  Such remedies shall not be exclusive and shall be in addition to any other remedies that any party may have under this Agreement or otherwise.

Section 11.12.    Mutual Drafting.  The parties hereto are sophisticated and have been represented by attorneys throughout the transactions contemplated hereby who have carefully negotiated the provisions hereof.  As a consequence, the parties do not intend that the presumptions of laws or rules relating to the interpretation of contracts against the drafter of any particular clause should be applied to this Agreement or any agreement or instrument executed in connection herewith, and therefore waive their effects.

Section 11.13.    Miscellaneous.  This Agreement (a) constitutes, together with the Confidentiality Agreement and the Schedules, Exhibits and Annexes attached hereto, the entire agreement and supersedes all of the prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof, (b) shall be binding upon and inure to the benefits of the parties hereto and their respective successors and assigns and is not intended to confer upon any other person (except as set forth below) any rights or remedies hereunder and (c) may be executed in two or more counterparts which together shall constitute a single agreement.  Sections 7.7 and 7.8 are intended to be for the benefit of those persons described therein and the covenants contained therein may be enforced by such persons.

                                 [Remainder of page intentionally left blank.]

LIBNY 435861v2
LIBNY/4390353.4

LIBNY/4390353.4
         IN WITNESS WHEREOF, the parties hereto have caused this Merger Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                                                              PARENT:

                                                              LABORATORY CORPORATION OF AMERICA HOLDINGS

                                                              By:__________________________________________________
                                                                    Name:
                                                                    Title:

                                                              MERGERCO:

                                                              ESKIMO DEVELOPMENT, INC.

                                                              By:__________________________________________________
                                                                    Name:
                                                                    Title:

                                                              COMPANY:

                                                              ESOTERIX, INC.

                                                              By:__________________________________________________
                                                                    Name:
                                                                    Title:

                                                    ANNEX A

                                                 Defined Terms

Term                                                            Section Reference

401(k) Plan                                                     7.8(a)
Accounting Referee                                              2.7(d)
Acquisition Transaction                                         7.6(a)
Affiliate                                                       11.7(a)
Affiliate Contracts                                             8.2(f)
Aggregate Common Equity Holder Consideration                    11.7(b)
Aggregate Consideration                                         2.1(e)
Aggregate Option Exercise Price Proceeds                        2.2
Aggregate Promissory Note Proceeds                              2.1(f)
Aggregate Warrant Exercise Price Proceeds                       2.3
Agreement                                                       Introduction
Appraisal Rights Provisions                                     3.2(a)
Base Balance Sheet                                              4.5(a)
Business Day                                                    1.4
By-laws                                                         4.1(a)
Cash-Out Agreement                                              2.2
Certificate of Incorporation                                    4.1(a)
Certificate of Merger                                           1.2
Certificate                                                     2.1(g)
Claim                                                           7.7(a)
CLIA                                                            4.19(a)
Closing                                                         1.4
Closing Balance Sheet                                           2.7(a)
Closing Date                                                    1.4
Closing Statement                                               2.7(a)
Closing Underage                                                2.7(b)
Closing Working Capital                                         2.7(a)
COBRA                                                           4.9(a)
Code                                                            4.8(b)(i)
Common Equity Holder(s)                                         2.7(d)
Common Stock                                                    2.1
Company                                                         Introduction
Company Board                                                   Recitals
Company Expenses                                                2.5
Company Licenses                                                4.20
Company Material Adverse Effect                                 4.1(a)
Company Plans                                                   4.9(a)
Company Stock                                                   2.1
Confidentiality Agreement                                       7.3
Copyrights                                                      11.7(c)
Credit Agreement                                                2.4
DEA                                                             4.19(a)
DGCL                                                            Recitals
Dissenting Shares                                               3.2(a)
DOJ                                                             7.4(a)
Drop Dead Date                                                  10.1(b)
Effective Time                                                  1.2
Encumbrances                                                    2.4
Environment                                                     4.14
Environmental Laws                                              4.14
ERISA                                                           4.9(a)
Escrow Agent                                                    3.1(a)
Escrow Agreement                                                3.1(a)
Escrow Amount                                                   3.1(a)
Escrow Fund                                                     3.1(a)
Estimated Underage                                              2.6(c)
Exchange Agent                                                  3.1(a)
Exchange Fund                                                   3.1(a)
Excluded Representations and Warranties                         9.1
Final Closing Underage                                          2.7(c)
Financial Statements                                            4.5(a)
FTC                                                             7.4(a)
GAAP                                                            4.1(a)
Governmental Authority                                          4.4
Hazardous Material                                              4.14
HIPAA                                                           4.19(a)
HSR Act                                                         5.3
Indebtedness                                                    2.4
Indemnification Cut-Off Date                                    9.2(b)(v)
Indemnified Party                                               7.7(e)
Indemnity Claim                                                 9.3(a)
Initial Working Capital                                         2.6(a)
Initial Working Capital Certificate                             2.6(a)
Intellectual Property                                           11.7(c)
IRS                                                             4.8(a)(iii)
Leased Real Property                                            4.10(a)
Leases                                                          4.10(a)
License Agreements                                              4.13(e)
Losses                                                          11.7(d)
Marks                                                           11.7(c)
Material Contracts                                              4.12
Merger                                                          Recitals
MergerCo                                                        Introduction
Merger Consideration                                            2.1(e)
Multiemployer Plan                                              4.9(a)
Net Working Capital                                             11.7(e)
Officers                                                        4.24
Option(s)                                                       2.2
Optionholder(s)                                                 2.2
OSHA                                                            4.19(a)
Parent                                                          Introduction
Parent Material Adverse Effect                                  5.1
Parent/MergerCo Indemnified Party                               9.2(a)
Patents                                                         11.7(c)
Payment Programs                                                4.21
Person                                                          11.7(f)
Plan                                                            2.2
Preferred Stock                                                 2.1
Pre-Closing Balance Sheet                                       2.6(b)
Pre-Closing Working Capital                                     2.6(b)
Price Per Common Share                                          2.1(d)
Redeemable Liquidation Preference Amount                        2.1(c)
Release                                                         4.14
Remediation                                                     4.14
Renewal Cost                                                    6.1
Representatives                                                 7.6(a)
Review Period                                                   2.7(a)
Schedules                                                       11.3
Stockholders                                                    7.1(a)
Stockholders' Representative                                    11.7(g)
Subsidiary                                                      11.7(h)
Superior Proposal                                               7.6(c)
Surviving Corporation                                           1.1
Tax Returns                                                     4.8(b)(iii)
Taxes                                                           4.8(b)(ii)
Threshold Amount                                                9.2(b)(i)
Title IV Plans                                                  4.9(a)
WARN Act                                                        7.8(d)
Warrant(s)                                                      2.3
Warrantholder(s)                                                2.3
Written Consent                                                 7.1(a)